Registration Statement No. 333–238458–02

Dated June 18, 2020

Securities Act of 1933; Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. JPM–I TO PROSPECTUS SUPPLEMENT

DATED JUNE 18, 2020 TO PROSPECTUS DATED JUNE 18, 2020

Credit Suisse AG

Knock-Out Notes

Linked to the Performance of One or More Underlyings or a Basket

This product supplement sets forth terms that will apply generally to the Knock-Out Notes offered by this product supplement, which we refer to as the “notes.” The specific terms of a particular issuance of notes, including the calculation of any amount on the notes, will be set forth in a pricing supplement that we will deliver in connection with that issuance. You should read this product supplement together with such pricing supplement, any accompanying underlying supplements or other product supplements, as applicable, the prospectus supplement and the prospectus, which we refer to collectively as the “offering documents.” If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

The notes are senior unsecured medium-term notes issued by Credit Suisse AG, acting through one of its branches, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. We refer generally to each index (“reference index”), exchange-traded fund (“reference fund”), equity security of an issuer (“reference share” and “reference share issuer,” respectively) and currency (a “reference currency”) relative to a base currency (“reference exchange rate”) as an “underlying,” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the notes will be linked will be specified in the applicable pricing supplement. As used in this product supplement, the term reference shares includes securities issued through depositary arrangements with respect to foreign underlying securities (“ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the foreign equity securities underlying the ADSs. If the notes are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable product supplement, pricing supplement or other supplement.

The key dates of the notes will be specified in the applicable pricing supplement, subject to postponement if the scheduled maturity date is not a business day or if the relevant valuation date(s) are postponed.

The payment at maturity will depend on either the performance of one or more underlyings or the performance of the basket as described more fully in this product supplement. Any payment at maturity you will receive is subject to our ability to meet our obligations as they become due.

The notes will not be listed on any securities exchange.

Please refer to “Risk Factors” beginning on page PS–3 of this product supplement for risks related to an investment in the notes.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is June 18, 2020

TABLE OF CONTENTS

  Page

Summary	PS-1
Risk Factors	PS-3
Supplemental Use of Proceeds and Hedging	PS-19
Description of the Notes	PS-21
The Underlyings or Basket	PS-41
United States Federal Tax Considerations	PS-43
ERISA Considerations	PS-52
Underwriting (Conflicts of Interest)	PS-54
Notice to Investors	PS-56

We are responsible for the information contained and incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus. At the date of this product supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of these notes in any state where the offer is not permitted. You should not assume that the information in this document or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

The notes described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes.

We are offering the notes for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the offering documents and the offering of the notes in some jurisdictions may be restricted by law. If you possess the offering documents, you should find out about and observe these restrictions. The offering documents are not an offer to sell these notes and we are not soliciting an offer to buy these notes in any jurisdiction where such offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” section of this product supplement.

In the offering documents, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

i

Summary

The following is a summary of the terms of the notes and other information that you should consider before deciding to invest in the notes. You should read the relevant offering documents, including this product supplement, carefully to understand fully the terms of the notes and other considerations that are important in making a decision about investing in the notes. You should, in particular, review the “Risk Factors” section of this product supplement, which sets forth a number of risks related to the notes. All of the information set forth below is qualified in its entirety by the detailed explanations set forth and incorporated by reference elsewhere in this product supplement, any accompanying underlying supplements or other product supplements, as applicable, the prospectus supplement and prospectus. The pricing supplement for the notes will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement. It is important for you to consider the information contained in all the offering documents in making your investment decision.

What are the notes and how are payments or deliveries on the notes determined?

The notes are senior unsecured medium-term notes issued by us, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. At maturity, you will receive a payment in cash determined as set forth in the applicable pricing supplement.

Any amount due on the notes is subject to our ability to meet our obligations as they become due.

Do the notes guarantee the return of my investment?

Any amount due on the notes will be determined pursuant to the terms described in the applicable pricing supplement. The applicable pricing supplement will specify the circumstances under which you could lose some or all of your investment, as applicable. In addition, any amount due on the notes is subject to our ability to meet our obligations as they become due.

Will I receive coupons on the notes?

You will not receive any coupon payments on the notes for the entire term of the notes.

Are there risks involved in investing in the notes?

An investment in the notes involves risks. Please see the “Risk Factors” section beginning on page PS–3.

Will there be an active trading market in the notes?

The notes will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the notes. If Credit Suisse (or an affiliate) bids for your notes in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the notes on the pricing date. The estimated value of the notes on the cover of the applicable pricing supplement does not represent a minimum price at which we would be willing to buy the notes in the secondary market (if any exists) at any time. The secondary market price of your notes at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. See “Risk Factors— The estimated value of the notes on the pricing date may be less than the price to public.” In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your notes could be less favorable than what other dealers might bid because, assuming all else is equal, we use the higher internal funding rate to price the notes and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your notes will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your notes to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your notes may be lower than the price at which we may repurchase the notes from such dealer.

We (or an affiliate) may initially post a bid to repurchase the notes from you at a price that will exceed the then-current estimated value of the notes. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of time to be specified in the applicable pricing supplement.

The notes are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your notes to maturity.

What are the United States federal income tax consequences of investing in the notes?

Please refer to “United States Federal Tax Considerations” herein for a discussion of certain United States federal income tax considerations for making an investment in the notes.

Risk Factors

A purchase of the notes involves risks. This section describes significant risks relating to the notes. You should read the following information about these risks, together with the other information contained or incorporated by reference in the other offering documents before investing in the notes.

General Risks Relating to the Notes

The notes are subject to the credit risk of Credit Suisse

Investors are dependent on Credit Suisse’s ability to pay or deliver all amounts due on the notes. Therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the notes. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the notes prior to maturity.

The notes differ from conventional debt securities and do not guarantee the return of your investment

The payment of any amount due on the notes will be determined pursuant to the terms described in the applicable pricing supplement. You may receive less at maturity than you originally invested in the notes, or you may receive nothing. The applicable pricing supplement will specify the circumstances under which you could lose some or all of your investment.

Your actual yield on the notes may be different from the amount of any payment you receive on the notes in real value terms

Regardless of any amount you receive on the notes, you may nevertheless suffer a loss on your investment in the notes in real value terms. This is because inflation may cause the real value of any payment you receive on the notes to be less at maturity or upon early redemption, if applicable, than it is at the time you invest, and because an investment in the notes represents a forgone opportunity to invest in an alternative asset that does generate a positive return in real value terms. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments, is appropriate for you.

The notes do not pay coupons

We will not pay coupons on the notes. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including our other debt securities, since the payment at maturity is based on the performance of the relevant underlying or the basket, as applicable. Because the payment due at maturity may be less than the amount originally invested in the notes, the return on the notes (the effective yield to maturity) may be negative. Even if it is positive, the return payable on each note may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Any payment at maturity is subject to our ability to meet our obligations as they become due.

More favorable terms to you on the notes may be associated with greater expected volatility of the relevant underlying(s), and therefore, can indicate a greater risk of loss

“Volatility” refers to the frequency and magnitude of changes in the level of an underlying. If the notes provide for payment of coupons with the potential to result in a higher yield than the yield on our conventional debt securities of the same maturity, you should understand that, the greater the expected volatility with respect to the underlyings on the trade date, the higher the expectation is as of the trade date that changes in the levels of the underlyings could result in you (i) receiving fewer coupons, if any, over the term of the notes, resulting in a below-market yield that is lower, and perhaps significantly lower, than the yield on our conventional debt securities of the same maturity and (ii) losing some or all of your principal amount at maturity. These greater expected risks will generally be reflected in a higher potential yield on the notes as compared to conventional debt securities of ours with similar maturities, or in more favorable terms than for similar notes linked to the performance of an underlying with a lower expected volatility as of the trade date. You should therefore understand that a relatively higher potential yield on the notes may indicate an increased risk of loss. In addition, the volatility of any underlying can change significantly over the term of the notes, which could cause the level of such underlying to rise or fall sharply. This could result in a significant loss of principal for investors in the notes.

The notes may pay less than the full underlying appreciation

If the notes are subject to a maximum return or a fixed payment percentage, the payment at maturity will be limited to such maximum return or such fixed payment percentage, even if the performance of the relevant underlying or the basket is greater than such maximum return or fixed payment percentage.

The payment at maturity may be dependent on the performance of the lowest performing underlying

If specified in the applicable pricing supplement, the payment at maturity may be dependent on the performance of the lowest performing of two or more underlyings. In this case, your notes will not be linked to a basket of the underlyings and you will therefore be exposed to the performance of each individual underlying to the same extent. For example, if the applicable pricing supplement specifies that your notes are linked to three underlyings and the return will be based on the performance of the lowest performing underlying, the return on your investment will be negative even if the level of only one of the underlyings decreases during the term of the notes.

The initial level(s) of the relevant underlying(s) or the basket may be determined on a date later than the pricing date

If so specified in the applicable pricing supplement, the initial level(s) of any underlying(s) or the basket may be determined after the pricing date. For example, the applicable pricing supplement may specify that the initial level for an underlying or basket will be determined based on the lowest level or the average level for such underlying or basket during the period from the pricing date to a specified future date. Under these circumstances, you will not know the initial level of such underlying or basket until a date later than the pricing date.

If we deliver one or more underlying(s) upon the redemption of the notes, the value of such underlying(s) could be less on the date they are actually delivered to you than on the valuation date(s)

If so specified in the applicable pricing supplement, the notes may be redeemed (whether at maturity or upon early redemption) by delivery of an amount of shares of the underlying(s) (which we may refer to as the “physical delivery amount”) rather than by a payment in cash, subject to our option to pay cash, if applicable. The amount of any underlying that will be delivered at maturity or upon early redemption will be determined as set forth in the applicable pricing supplement and will depend on the level of such underlying on the relevant valuation date(s). The value of such an underlying could fluctuate, possibly decreasing, during the period from the relevant valuation date(s) until the early redemption date or maturity date, as applicable, on which such underlying is actually delivered. We will make no adjustments to the physical delivery amount to account for any such fluctuation(s) and you will bear the full risk of any decrease in the value of any underlying to be delivered during such period.

If applicable, and we exercise our option to deliver cash, we will provide notice of our election at least one business day before the relevant valuation date(s). If we do not provide notice of our election, we will deliver shares of one or more underlyings as specified in the applicable pricing supplement.

In the case of notes linked to a basket, the basket components may not be equally weighted

In the case of notes linked to a basket, the basket components may have different weights used in determining the level of such basket. One consequence of an unequal weighting of basket components is that, if a higher-weighted basket component performs poorly while a lower-weighted basket component performs well, the level of such basket will reflect the poor performance of the higher-weighted basket component to a greater extent than it reflects the stronger performance of the lower-weighted basket component. As such, the unequal weighting of basket components may have an adverse effect on the value of the notes and your payment at maturity.

Correlation (or the lack thereof) could have an adverse effect on your return on the notes

In the case of notes linked to a basket, movements in the levels of the basket components may not correlate with each other. At a time when the level(s) of one or more of the basket components increase, the level(s) of one or more of the other basket components may not increase as much or may even decline. Therefore, in calculating the basket return, increases in the level(s) of one or more of the basket components may be moderated, or more than offset, by lesser increases or declines in the level(s) of one or more of the other basket components. On the other hand, changes in the levels of the basket components may become highly correlated during periods of decline in the value of such basket components. This may occur because of events that have broad effects on markets generally or for other reasons. If changes in the levels of the basket components become correlated during periods of decline, a decline in the level of any single basket component may not be offset by the performance of the other basket components and, in fact, each basket component may contribute individually to an overall decline in the level of the basket.

In the case of notes linked to the lowest performing of more than one underlying, if the performance of the underlyings exhibit no relationship to each other, it is more likely that one of the underlyings will cause the notes to perform poorly. However, if the businesses of the reference share issuers of the underlyings tend to be related such that the performance of the underlyings are correlated, then it is less likely that only one of the underlyings will cause the notes to perform poorly. To the extent that the underlyings represent different market segments or market sectors, the risk of one of the underlyings performing poorly is greater. As a result, by investing in such notes, you will be exposed to the market risk of each reference share issuer and its business.

It is impossible to predict what the relationships between the underlyings will be over the term of the notes.

In the case of notes linked to the individual performance of more than one underlying, you may be fully exposed to the risk of fluctuations in the levels of each underlying

If the notes are linked to the individual performance of more than one underlying, you will be exposed to the risk of fluctuations in the levels of each underlying separately. Unlike notes that are linked to a basket, where risk is mitigated and diversified among all of the basket components, any amount due on your notes may depend solely on the performance of the lowest performing of the underlyings. As such, you will bear the full risk that any of the underlyings will perform poorly.

Even if an underlying pays a dividend that the reference share issuer or fund sponsor, as applicable, identifies as extraordinary, no adjustment will be required under the terms of the notes for that dividend unless it is deemed to be an extraordinary cash dividend, as specified herein

An adjustment will not be made under the terms of the notes for any cash dividend paid or shares distributed on its underlying shares unless the amount or value of the dividend per share, as applicable, exceeds 10% of the closing price of the underlying shares on the date of declaration of the dividend. Any such extraordinary cash dividend (as defined herein) will reduce the closing price of the underlying shares by the amount or value of the dividend per share, as applicable. If the applicable underlying pays any dividend for which an adjustment is not made under the terms of the notes, holders of the notes will be adversely affected. See “Description of the Securities—Adjustments—For a reference fund—Non-Cash Dividends or Distributions,” “—Extraordinary Cash Dividends or Distributions,” “Description of the Securities—Adjustments—For equity securities of a reference share issuer—Non-Cash Dividends or Distributions,” and “—Extraordinary Cash Dividends or Distributions” herein.

If the level of any underlying or basket changes, the market value of your notes may not change in the same manner

Owning the notes is not the same as owning the shares of any underlying or basket component, as applicable. For example, if the level of any underlying or basket on any day has increased (or, in the case of notes linked to the inverse performance of such underlying or basket, has decreased), the value of the notes may not increase comparably, if at all, on such day and the value of the notes may even decline. Accordingly, changes in the level(s) of any underlying(s) or basket may not result in a comparable change in the value of the notes.

An investment in the notes is not the same as a direct investment in any underlying or in the components included in any underlying

Your return on the notes, whether positive, zero or negative, will not reflect the return you would have realized if you made a direct investment in any underlying or the components included in any underlying. As an investor in the notes, you will not have rights to receive dividends or other distributions or any other rights, including voting rights, with respect to any underlying or any components included in an underlying, as applicable. If any underlying is comprised of equity components, the payment of dividends on the equity securities which compose such underlying generally has no effect on the calculation of the level of such underlying. The calculation agent will calculate the amount payable to you at maturity by reference to the level(s) of the underlying(s) on the relevant valuation date(s), and will not include the amount of any such dividend payments or other distributions. Therefore, the return on your investment, which will be determined as set forth in the applicable pricing supplement, is not the same as the total return based on the purchase of shares of any underlying, shares held by any underlying or basket component, as applicable. Adjustments made for dividends or other distributions on any underlyings will be described below under “Description of the Notes — Adjustments.”

For notes linked to reference shares and reference funds, adjustments made for dividend payments on the reference shares will be limited to those adjustments described below under “Description of the Notes — Adjustments — For equity securities of a reference share issuer” and adjustments made for dividend payments on the reference funds will be limited to those adjustments described below under “Description of the Notes — Adjustments — For a reference fund,” respectively.

If a knock-out event has occurred, you will not be protected by the knock-out level

In the case of closing level monitoring, if the closing level of the relevant underlying on any trading day during the monitoring period or on the valuation date, as applicable, is equal to or less than its knock-out level, or in the case of continuous monitoring, if the level of the relevant underlying at any time on any trading day during the monitoring period or at any time on the valuation date, as applicable, is equal to or less than its knock-out level, a knock-out event will have occurred and, at maturity, you will be fully exposed to any depreciation of the relevant underlying or the basket, as applicable. You will be subject to this potential loss of principal (except with respect to notes subject to closing level monitoring on the valuation date only) even if the relevant underlying subsequently increases such that the final level of such underlying is greater than the initial level of such underlying or less than the knock-out level. As a result, your investment in the notes may not perform as well as an investment in a security with a return that does not include a knock-out feature.

In the case of notes linked to the performance of more than one underlying, your return will be negative if a knock-out event occurs with respect to any underlying and the final level of any underlying is less than its initial level

In this case, your return will be negative and you will receive less than the principal amount of your notes at maturity if a knock-out event occurs with respect to any underlying and the final level of any underlying, not necessarily the same underlying that caused the knock-out event, is less than its initial level. A knock-out event will occur if (i) in the case of closing level monitoring during an observation period, the closing level of any underlying reaches or falls below its knock-out level on any trading day during the observation period, (ii) in the case of continuous monitoring during the observation period, the level of any underlying reaches or falls below its knock-out level at any time on any trading day during the observation period, (iii) in the case of closing level monitoring on the valuation date, the closing level of any underlying reaches or falls below its knock-out level on the valuation date, or (iv) in the case of continuous monitoring during such valuation date, the level of any underlying reaches or falls below its knock-out level at any time on the valuation date. The applicable pricing supplement may specify that a knock-out event will occur with respect to any relevant underlying or the basket, as applicable, if the level of such underlying or the basket only falls below its knock-out level, rather than reaches or falls below its knock-out level.

If the notes are subject to continuous monitoring, it is possible that a knock-out event could occur under circumstances that would not result in the occurrence of a knock-out event if the notes were instead subject to closing level monitoring

For any underlying or basket subject to continuous monitoring, a knock-out event will occur if the level of the relevant underlying or the basket at any time on any trading day during an observation period or on the relevant valuation date(s), as applicable, is less than (or equal to) the knock-out level for such underlying or basket, even if the closing level of such underlying or basket is greater than (or equal to) the knock-out level on that trading day. However, if such underlying or basket were instead subject to closing level monitoring, a knock-out event would not occur under those circumstances.

The estimated value of the notes on the pricing date may be less than the price to public

The initial estimated value of your notes on the pricing date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original price to public. The price to public of the notes includes the agent’s discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the notes and the cost of hedging our risks as issuer of the notes through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the notes. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the notes (except to the extent that discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the pricing date, we value the components of the notes in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the notes can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the notes at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and the time to maturity of the notes, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

Our internal funding rate may negatively affect the value of the notes

The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If, on the pricing date, our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the notes will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the notes. We will also use our internal funding rate to determine the price of the notes if we post a bid to repurchase your notes in secondary market transactions. See “— Secondary market prices” below.

Secondary market prices, if any, for the notes cannot be predicted

If Credit Suisse (or an affiliate) bids for your notes in secondary market transactions, which we are not obligated to do, this secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the notes on the pricing date. The estimated value of the notes, which will be disclosed on the cover of the applicable pricing supplement, does not represent a minimum price at which we would be willing to buy the notes in the secondary market (if any exists) at any time. The secondary market price of your notes at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your notes could be less favorable than what other dealers might bid because, assuming all else is equal, we use the higher internal funding rate to price the notes and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the pricing date, the secondary market price of your notes will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your notes to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your notes may be lower than the price at which we may repurchase the notes from such dealer.

We (or an affiliate) may initially post a bid to repurchase the notes from you at a price that will exceed the then-current estimated value of the notes. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of time as set forth in the applicable pricing supplement,

The notes are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your notes to maturity.

There may be little or no secondary market for the notes

The notes will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes when you wish to do so. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the notes. If you have to sell your note prior to maturity, you may not be able to do so or you may be forced to sell your notes at a substantial loss. You should be willing and able to hold your notes to maturity.

Credit Suisse is subject to Swiss regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (“FINMA”) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the notes and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts or deliveries owed to you under the notes.

Unpredictable economic and market factors may affect the value of the notes prior to maturity

The value of the notes on the trade date may be estimated by using a combination of the components described in the risk factor “The estimated value of the notes on the pricing date may be less than the price to public” above. Similarly, the value of the notes prior to maturity may be influenced by a number of factors that impact the value of such components generally, like fixed income securities and options, such as:

•	the time to the maturity of the notes;

•	interest and yield rates in the markets generally;

•	investors’ expectations regarding the rate of inflation;

•	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and may affect the level(s) of any underlying(s) or the basket; and

•	our creditworthiness, including actual or anticipated downgrades to our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may compound or offset, in whole or in part, the effects of any change resulting from any other factor(s).

The notes are not designed to be short-term trading instruments

The price at which you will be able to sell your notes prior to maturity (including to us or our affiliates), if at all, may be at a substantial discount from their principal amount, even in cases where the underlying(s) or the basket has appreciated during the term of the notes. The potential returns described in the applicable pricing supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity.

There may be conflicts of interest

We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and as agent for the issuer for the offering of the notes, hedging our obligations under the notes and determining their estimated value. In performing these duties, the economic interests of us and our affiliates may be adverse to your interests as an investor in the notes. For example, we, CSSU and/or any other affiliate of ours may, from time to time, buy or sell futures contracts and/or other derivative instruments linked or related to any underlying(s) or for our or their own accounts in connection with our or their normal business practices. These transactions could affect the level(s) of such underlying(s), and thus, the value of the notes.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the notes, is an affiliate of ours, conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining any amounts or deliveries due to you.

We or our affiliates may also currently, or from time to time in the future, engage in business with the issuers of any shares held by any underlying(s) of the notes we are offering to you, including extending loans to, making equity investments in or providing advisory services (including merger and acquisition advisory services) to, such issuers. These activities could present a conflict of interest between us or our affiliates and you. In the course of such business, we or our affiliates may acquire non-public information about such underlying(s) or reference share issuer(s) and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express opinions regarding such underlying(s) or reference share issuer(s), and these reports or opinions may or may not recommend that investors buy or hold the shares held by any underlying(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the underlying(s) that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Further, hedging activities may adversely affect any amount due on, and the value of, the notes. Any profit in connection with such hedging activities will be in addition to any other compensation that we or our affiliates may receive in connection with the sale of the notes, which creates an additional incentive to sell the notes to you. In addition, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked to (or related to spreads between) any underlying(s). By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

The calculation agent, which is an affiliate of ours, will make important determinations with respect to the notes

As calculation agent, Credit Suisse International, our affiliate, will determine, among other things, any value required to be determined under the notes and any amounts owed to you under the terms of the notes. In addition, if certain events occur, Credit Suisse International will be required to make certain discretionary judgments that could significantly affect what you receive at maturity. In making these judgments, Credit Suisse International’s interests as an affiliate of ours could be adverse to your interests as a holder of the notes. Such judgments could include, among other things:

•	determining whether a market disruption event has occurred;

•	determining the value of an underlying to which your notes may be linked if the value is not otherwise available or a market disruption event has occurred;

•	determining the appropriate adjustments to be made to the terms of the notes upon the occurrence of an event described under “Description of the Securities—Adjustments” herein.;

Any of these determinations made by Credit Suisse International, in its capacity as calculation agent, may adversely affect any payment owed to you under the notes.

The offering of any notes does not constitute an expression of our views about, or a recommendation to invest in, any underlying or basket

The offering of any notes is not an expression of our views about how any underlying(s) or basket will perform over the term of the notes and should not be misconstrued as a recommendation to invest (directly or indirectly, by taking a long or short position) in any underlying(s) or basket, or in any shares held by any underlying or basket component, as applicable. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in the underlying(s) or basket component, as applicable, or in the shares held by or in any instrument linked or related to any underlying(s) or basket component, as applicable, that may conflict with an investment in the notes. See the risk factor “— There may be conflicts of interest” above for examples of potentially conflicting positions we may have. In addition, our affiliates or agents may publish research reports from time to time on financial markets and other matters that may influence the value of the notes, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research, opinions or recommendations expressed by us or our affiliates or agents may not be consistent with other such research, opinions or recommendations and may be modified from time to time without notice. Any such research, opinions or recommendations could affect the level(s) of the underlying(s) or the basket and therefore the value of the notes. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your particular situation, including your specific investment objectives, risk tolerance and financial resources.

Holdings and future sales of the notes by our affiliates may affect the value of the notes

Certain of our affiliates may purchase some of the notes for investment purposes. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the notes offered in such offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the notes held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the value of the notes may fall. The negative effect of such sales on the prices of the notes could be pronounced because secondary trading in the notes is likely to be limited and illiquid.

The U.S. federal tax consequences of an investment in the notes may be uncertain

There is no direct legal authority regarding the proper U.S. federal tax treatment of the notes, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the notes are uncertain, and the IRS or a court might not agree with the treatment of the notes described in “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the notes, the tax consequences (including, for non-U.S. investors, the withholding tax consequences) of ownership and disposition of the notes might be materially and adversely affected.

As described below under “United States Federal Tax Considerations,” the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should review carefully the section of this product supplement entitled “United States Federal Tax Considerations.” You should also consult your tax advisor regarding the U.S. federal tax consequences of an investment in the notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors may be subject to withholding tax under Section 871(m) in respect of certain notes

Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to U.S. equities. This withholding regime generally applies to financial instruments that substantially replicate the economic performance of one or more underlying U.S. equities, as determined based on tests set forth in the applicable regulations.

The Section 871(m) regime requires complex calculations to be made with respect to financial instruments linked to U.S. equities, and its application to a specific issue of notes may be uncertain. Accordingly, even if we determine that certain notes are not subject to Section 871(m), the IRS could challenge our determination and assert that withholding is required in respect of those notes. Moreover, the application of Section 871(m) to a note may be affected by a non-U.S. investor’s other transactions. Non-U.S. investors should consult their tax advisors regarding the application of Section 871(m) in their particular circumstances.

We will not be required to pay any additional amounts in respect of amounts withheld in respect of U.S. federal income taxes.

General Risks Relating to the Underlyings

Historical performance of any underlying or basket is not indicative of future performance

The future performance of any underlying(s) or the basket cannot be predicted based on its historical performance. We cannot guarantee that the future levels or the final level(s) of any underlying(s) or basket will result in a positive return on your overall investment in the notes.

The final level for any underlying or basket may be less than (or, in the case of notes linked to the inverse performance of such underlying or basket, may be greater than) its closing levels at other times during the term of the notes

The final level for any underlying(s) or basket will be calculated based on the closing level of such underlying(s) or basket on the relevant valuation date(s). The final level could be lower than (or, in the case of notes linked to the inverse performance of an underlying or basket, may be greater than) the closing levels for such underlying(s) or basket at other times during the term of the notes. The impact of this difference on the return on your notes could be substantial if there is significant volatility in the closing levels of such underlying(s) or basket during the term of the notes and in particular, if there is a significant increase or decrease in such closing levels around the time of a valuation date. Accordingly, you may receive a lower payment at maturity than you would have received if you had invested directly in the shares of such underlying(s) or basket components, as applicable, or the shares held by such underlying(s) or basket components, as applicable.

We cannot assure you that any public information provided about any underlying is accurate or complete

All disclosures relating to the underlying(s) contained in the applicable pricing supplement and/or any accompanying underlying supplement(s) will be derived from publicly available documents and other publicly available information. We have not participated, and will not participate, in the preparation of such documents and have not made any due diligence inquiry with respect to any underlying(s) in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding any underlying is accurate or complete. We are not responsible for any public disclosure of information by any underlying(s) or reference share issuer(s), whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of any public information or filings of any such underlying(s) or reference share issuer(s), or the level(s) of any such underlying(s), will have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of, or failure to disclose, material future events concerning any underlying(s) or reference share issuer(s) could affect the amount due on the notes. Any prospective purchaser of the notes should undertake an independent investigation of the underlying(s) to which the notes are linked as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

We and our affiliates generally do not have any affiliation with, and cannot control the actions of, any underlying sponsor(s) or the issuers of any shares held by any underlying(s)

We and our affiliates generally are not affiliated with any underlying sponsor(s) or the issuers of any shares held by any underlying(s) and have no ability to control or predict their actions, including any errors in, or discontinuance of, disclosure regarding their methods or policies. Actions by any underlying sponsor(s) or any such issuers may have an adverse effect on the level of the relevant underlying and, consequently, the value of the notes.

Neither we nor any of our affiliates assumes any responsibility for the accuracy or adequacy of any information about any underlying(s) or the issuers of any shares held by any underlying(s) contained in any public disclosure of information. You, as an investor in the notes, should make your own investigation into the underlying(s).

We and our affiliates generally do not have any affiliation with, and cannot control the actions of, any relevant exchange or reference share issuer and are not responsible for their public disclosure of information

We and our affiliates generally are not affiliated with any relevant exchange or reference share issuer(s) in any way and have no ability to control or predict their actions, including any errors in, or discontinuance of, disclosure regarding their methods or policies. Actions by any relevant exchange or reference share issuer(s) may have an adverse effect on the level of the relevant underlying and, consequently, the value of the notes.

Neither we nor any of our affiliates assumes any responsibility for the accuracy or adequacy of any information about any underlying(s) or reference share issuer(s) contained in any public disclosure of information. You, as an investor in the notes, should make your own investigation into the underlying(s) and reference share issuer(s).

You have no rights against any underlying sponsor(s) or the issuers of any shares held by an underlying

You will have no rights against any index creator, index calculation agent or sponsor, as applicable, of any reference index (an “index sponsor”) or the investment advisor or manager of any reference fund (a “fund sponsor,” and together with the “index sponsor,” a “sponsor”), any relevant exchange, any reference share issuer or, if any underlying is comprised of equity components, the issuers of any equity securities that compose such underlying. The notes are not sponsored, endorsed, sold or promoted by any such sponsor, relevant exchange or issuer. No such sponsor, relevant exchange or issuer has passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. No such sponsor, relevant exchange or issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in securities generally or the notes in particular, or the ability of any underlying to track general market performance.

Any such sponsor’s only relationship to us is in the licensing of trademarks or service marks and certain trade names and the use of such underlying, which is determined, composed and calculated by such sponsor without regard to us or the notes. No such sponsor, relevant exchange or issuer is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the notes to be issued or in the determination or calculation of the equation by which any amount due on the notes is to be determined. No such sponsor, relevant exchange or issuer has any liability in connection with the administration, marketing or trading of the notes. No such sponsor, relevant exchange or issuer has any obligation to take our interests or yours into consideration for any reason.

You have no rights against any relevant exchange or reference share issuer

You will have no rights against any relevant exchange or reference share issuer(s). The notes are not endorsed, sold or promoted by any relevant exchange or reference share issuer(s). No relevant exchange or reference share issuer has passed on the legality or suitability of, or the accuracy or adequacy of any descriptions or disclosures relating to, the notes. No relevant exchange or reference share issuer makes any representation or warranty, express or implied, to you or to any member of the public regarding the advisability of investing in securities generally or in the notes we are offering to you in particular.

No relevant exchange or reference share issuer is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the notes to be issued or in the determination or calculation of the equation by which any amount due to you on the notes is to be determined. No relevant exchange or reference share issuer has any liability in connection with the administration, marketing or trading of the notes. No relevant exchange or reference share issuer has any obligation to take our or your interests into consideration for any reason.

Changes to an underlying could adversely affect the notes

The sponsor of an underlying can add, delete or substitute the stocks included in any underlying, make other methodological changes that could affect the level of such underlying, or discontinue or suspend calculation or dissemination of such underlying at any time. If one or more of these events occur, the calculation of payment at maturity or upon early redemption, if applicable, will be adjusted to reflect such event or events. Please refer to “Description of the Notes — Changes to the calculation of a reference index” and to “Description of the Notes — Changes to the calculation of a reference fund.” Any of these actions could adversely affect the amount payable with respect to the notes and/or the value of the notes.

Postponement of certain dates may adversely affect your return

The calculation agent may, in its discretion, determine that markets have been affected in a manner that prevents it from properly valuing any underlying(s) on any day during the term of the notes or from calculating any amount due to you on the notes. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent determines that a market disruption event has occurred or that any calculation date is not a trading day, it is possible that one or more calculation date(s) and the maturity date and/or any other relevant dates as set forth in the applicable pricing supplement will be postponed, and your return could be adversely affected. No coupons or other payment will be payable as a result of such postponement. For additional information, see “Description of the Notes — Postponement of calculation dates” below.

We have no control over exchange rates

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments and, in the case of countries using the euro, the European Central Bank may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect an investment in a security that is linked, in whole or in part, to any underlying that is, composed of equity securities that are denominated in a foreign currency, or to any ADSs, which are quoted and traded in U.S. dollars and each represent an underlying foreign equity security that is quoted and traded in a foreign currency. We will not make any adjustment or change to the terms of the notes in the event that exchange rates should become fixed, in response to any devaluation or revaluation of a currency or any imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.

If the notes are linked to any underlying composed of stocks that are traded on non-U.S. exchanges or to underlyings with components that are traded on non-U.S. exchanges or are ADSs, an investment in the notes is subject to risks associated with foreign securities markets

If the notes are linked, in whole or in part, to any underlying(s) composed of stocks that are traded on non-U.S. exchanges or to underlyings with components that are traded on non-U.S. exchanges or to the value of the ADSs representing interests in foreign equity securities, an investment in the notes involves risks associated with the securities markets in those countries where such stocks or components are traded, including risks related to market volatility, government intervention in such markets and cross shareholdings of companies in such countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements, as well as securities trading rules that are different from those applicable to U.S. reporting companies.

The levels of such stocks and components may be affected by political, economic, financial and social factors in foreign markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments, risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets. Emerging market countries may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, may be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for notes that are linked to any underlying(s) composed of stocks comprised of equity securities traded in one or more emerging market countries or are ADSs representing foreign equity securities that are traded in one or more emerging market countries, as well as for securities that are linked to a basket of such underlying(s).

The notes may be linked to a price return index or an excess return index, rather than a total return index

The notes may be linked to an underlying that is a price return index or an excess return index, rather than a total return index. A price return index is designed to reflect only the price movements of the stocks included in such underlying, while a total return index reflects the returns that would potentially accrue from a hypothetical investment in such stocks (including dividends and other distributions on such stocks). By contrast, an excess return index reflects the returns reflected by the total return version of such index, minus the cost of the interest paid to borrow the funds to invest in the total return version of such index. Therefore, any payment due to you with respect to notes linked to a price return index could be less than such payment would have been if the notes were linked to a total return index and any payment due to you with respect to notes linked to an excess return index will be less than such payment would have been if the notes were linked to a total return index or, possibly, a price return index.

Even if the components included in a reference index, held by a reference fund or included in a reference fund’s tracked index are all part of the same industry or asset class, such components are not necessarily representative of that industry or asset class

Even if an underlying purports to be representative of a particular industry or market sector, the performance of such underlying may not correlate with the performance of the entire industry or market sector. The level of an underlying may decline even if the applicable industry or market sector as a whole rises in value. The shares held by an underlying or included in an index tracked by an underlying may not necessarily be representative of such industry or asset class because the universe of such shares may be incomplete or become outdated over time. For example, the universe of shares held by an underlying or included in an index tracked by an underlying may not be updated even if one or more issuers of such shares engage in new lines of business that are unrelated to such industry or market sector, or cease their involvement in any line of business that is related to such industry or market sector at any time.

The notes may be subject to concentration risk

If the notes are linked to multiple underlyings or a basket and such underlyings or basket components, as applicable, are concentrated in a single or limited number of industry sectors, asset classes or geographical regions, you will not benefit from the advantages of a diversified investment. Instead, you will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment, and the value of the notes may be more adversely affected by a single economic, political, regulatory or other occurrence affecting a single industry sector, asset class or geographic region. You should be aware that other investments may be more diversified than the notes in terms of the number and variety of industry sectors, asset classes and/or geographical regions represented.

In addition, the fact that the notes may be linked to a basket does not mean that the notes represent a diversified investment. Although the basket components may differ in certain respects, they may bear similarities that cause them to perform in similar ways. For example, notes linked to a basket of exchange-traded funds that hold exclusively U.S. financial sector stocks will have concentrated exposure to the financial sector of the U.S. equity markets, and such basket components may respond in similar ways to economic events that affect the U.S. financial sector generally. Furthermore, the notes are subject to the credit risk of Credit Suisse. No amount of diversification across basket components will offset the risk that we may default on our obligations, including our obligations under the terms of the notes.

Our right to use a reference index may be suspended or terminated

We have been granted, or will be granted, a non-exclusive right to use each underlying and related trademark in connection with the offering of the notes. If we breach our obligations under any license, the relevant index sponsor may have the right to terminate such license. If an index sponsor chooses to terminate a license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant underlying and related trademarks in connection with the notes until their maturity. If our right to use any underlying is suspended or terminated, it may become difficult for us to determine the level of such underlying and, consequently, the coupons, if any, payment at maturity or upon early redemption, if applicable, or any other amounts payable to you on the notes. In such case, the calculation agent will determine, in its sole discretion, the relevant level of such underlying and/or the fair value of the notes.

The correlation between the performance of an underlying and its tracked index may be imperfect

For any underlying that is designed to track an index, a representative sampling strategy or a replication or indexing strategy may be used to attempt to track the performance of such tracked index. Accordingly, an underlying generally does not hold all, or substantially all, of the stocks included in its respective tracked index. Rather, it invests in a representative sample of securities that collectively has an investment profile similar to its tracked index. However, the stocks included in their respective tracked indices may be unavailable in the secondary market due to extraordinary circumstances. In addition, an underlying also generally invests a specified percentage of their assets in the shares of other funds.

Generally, the performance of an underlying may differ from the performance of its tracked index due to: (i) imperfect correlation between the stocks held by such underlying and the stocks included in its tracked index; (ii) the performance of the shares of other funds, if applicable; (iii) rounding of prices; (iv) changes to such underlying’s tracked index; and (v) changes to regulatory policies. Furthermore, the performance of an underlying and its tracked index will vary due to transaction costs, certain corporate actions and timing variances. In addition, because the shares of the underlying(s) are traded on exchanges and are subject to market supply and investor demand, the market value of one share of an underlying may differ from its net asset value per share, and the shares of an underlying may trade at, above or below their net asset value per share.

Consequently, the return on the notes will not be the same as investing directly in the shares of any underlying, the shares included in its tracked index, and will not be the same as investing in a debt security with a payment at maturity linked or related to the performance of such tracked index.

The policies of any underlying sponsor, and changes that affect such underlying or its tracked index, could adversely affect the amount payable on your notes and their value

The policies of any underlying sponsor(s) concerning the calculation of an underlying’s net asset value, additions, deletions or substitutions of shares or other assets or financial measures held by such underlying, and the manner in which changes affecting any such underlying’s tracked index are reflected in such underlying could affect the market price of the shares of such underlying and, therefore, the amount payable on your notes and the value of your notes before that date. The amount payable on your notes and their value could also be affected if the underlying sponsor changes these policies, for example, by changing the manner in which it calculates such underlying’s net asset value, or if it discontinues or suspends calculation or publication of such underlying’s net asset value, in which case it may become difficult to determine the value of the notes. If events such as these occur, or if the closing level of such underlying is not available on the relevant valuation date(s) because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of such underlying on the relevant valuation date(s), and thus, the amount payable on the notes at maturity in a manner it considers appropriate in its sole discretion. Please refer to “Description of the Notes — Changes to the calculation of an underlying” below.

General Risks Relating to Equity-Based Underlyings

We and our affiliates generally do not have any affiliation with, and cannot control the actions of, any relevant exchange or reference share issuer and are not responsible for their public disclosure of information

We and our affiliates generally are not affiliated with any relevant exchange or reference share issuer(s) in any way and have no ability to control or predict their actions, including any errors in, or discontinuance of, disclosures regarding their methods or policies. Actions by any relevant exchange or reference share issuer(s) may have an adverse effect on the level of the relevant underlying and, consequently, the value of the notes.

Neither we nor any of our affiliates assumes any responsibility for the accuracy or adequacy of any information about any underlying(s) or reference share issuer(s) contained in any public disclosure of information. You, as an investor in the notes, should make your own investigation into the underlying(s) and reference share issuer(s).

In some circumstances, the payment you receive on the notes may be based on equity securities or currencies that are not the equity securities of the original reference funds or the reference share issuer or the original reference currencies

In some circumstances, for notes linked to the performance of reference funds or reference shares, the payment you receive on the notes may be based on the shares of an exchange-traded fund or the equity securities (or ADSs, as applicable) of one or more companies that are not the original reference fund or reference share issuer(s). If certain corporate events relating to an underlying or reference share issuer (including mergers and acquisitions) occur during the terms of the notes and such reference share issuer is not the surviving entity, the amount you receive on the notes at maturity may be based, in whole or in part, on the equity securities of a successor to the original underlying, or on cash or any other assets distributed to holders of the original underlying as a result of such corporate event. The occurrence of corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments in “Description of the Notes — Adjustments — Reorganization events” and “Description of the Notes — Changes to the calculation of a reference fund.”

Similarly, the reference currency or the base currency may be replaced with another currency upon the occurrence of certain specified events. If such an event occurs, you could become subject to the performance of the successor currency relative to the base currency or the performance of the reference currencies relative to the successor currency, as applicable. In addition, for notes linked to a basket, if a reference currency is replaced with a successor currency that is the same as another reference currency, the weight of that reference currency in the basket will be effectively increased.

In addition, if, following a replacement of a reference currency, the successor currency is the same as the base currency, a reference currency is the same as the successor currency, the spot rate for the affected reference currency on each trading day occurring on and after the effective date of such succession event will be deemed to be equal to the spot rate for such reference currency on the trading day immediately preceding such effective date. In this case, the spot rate for the remainder of the duration of the notes will be fixed, even if such spot rate would result in a lower payment at maturity, coupon payments or any other applicable payments on your notes, and you will also lose the opportunity to participate in the performance of the reference currency relative to the base currency, if any. You should read “Description of the Notes — Succession Events” in order to understand these and other adjustments that may be made to your notes. The occurrence of a succession event and the consequent adjustments may materially and adversely affect the value of the notes.

The notes may be subject to foreign currency risks if any underlying includes foreign equity securities or other components denominated in a foreign currency or if any underlying is an ADS

If any underlying is composed of foreign equity securities or other components denominated in a foreign currency, or if any underlying is an ADS, the notes may be subject to foreign currency risks. When the prices of the components composing such underlying are converted into the currency in which such underlying is quoted (the

“base currency”) for the purpose of calculating the level of such underlying, your investment will be exposed to currency exchange risk with respect to each of the equity securities or the components included in such underlying that do not trade in the base currency of the underlying. Your net exposure to such risk will depend on the extent to which such other currencies strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which the components included in such underlying are denominated, the level of such underlying may be adversely affected, and the payment on the notes at maturity or upon early redemption, if applicable, may be reduced.

There are significant risks related to investments in notes that are linked, in whole or in part, to ADSs, which are quoted and traded in U.S. dollars and each of which represents equity securities that are quoted and traded in a foreign currency. ADSs may trade differently from their corresponding foreign equity securities. Changes in the exchange rate between the U.S. dollar and the relevant foreign currencies may affect the U.S. dollar equivalent of the price of such corresponding foreign equity securities on foreign securities markets and, as a result, may affect the level of such ADSs, which may consequently affect the value of the notes.

Foreign currency risks include, but are not limited to, convertibility risk, market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. Of particular importance to potential currency exchange risks are existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between the relevant countries, and the extent of governmental surpluses or deficits in the countries represented by any underlying(s). All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries as well as other countries important to international trade and finance. Foreign currency risks depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the notes.

We are not affiliated with any company included in any underlying with the exception of the MSCI EAFE® Index and the Swiss Market Index

We are not currently affiliated with any of the stocks included in any underlying, with the exception of the MSCI EAFE® Index and the Swiss Market Index. We are currently one of the companies that make up the MSCI EAFE® Index or the Swiss Market Index, but we are not affiliated with any of the other companies whose stocks may be included in such indices. In the case of notes linked to the MSCI EAFE® Index or the Swiss Market Index, we have no ability to control the actions of the other companies included in such indices, including actions that could affect the levels of the stocks included in such indices and, consequently, the levels of such indices. None of the money you pay us will go to the sponsor of either the MSCI EAFE® Index or the Swiss Market Index or any of the other companies included in such indices, and none of those companies will be involved in the offering of the notes in any way.

Anti-dilution protection is limited and may be discretionary

The calculation agent will make adjustments to the share adjustment factor, as defined below, applicable to each underlying for certain events affecting such underlying. The calculation agent is not required, however, to make such adjustments in response to all events that may affect such underlying. If such an event occurs and the calculation agent is not required to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the notes may be materially and adversely affected. The calculation agent is under no obligation to consider your interests as a holder of the notes in making any such determinations. See “Description of the Notes — Adjustments” for further information.

There are important differences between the rights of holders of ADSs and the rights of holders of the corresponding foreign equity securities

If the notes are linked, in whole or in part, to the performance of ADSs relating to foreign equity securities, you should be aware that your notes are linked, in whole or in part, to the prices of such ADSs and not to the prices of such corresponding foreign equity securities. Each ADS is generally a security evidenced by an American Depositary Receipt that represents a specified number of shares of the equity securities of a foreign issuer. Generally, ADSs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the foreign issuer and the holders of such ADSs. There may be significant differences between the rights of holders of ADSs and the rights of holders of the corresponding foreign equity securities, and such differences may materially and adversely impact the value of the notes. For example, a foreign issuer may make distributions with respect to its foreign equity securities that are not passed on to the holders of the relevant ADSs.

In addition, for notes linked to the performance of one or more ADSs, if an ADS is no longer listed or admitted for trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the corresponding foreign equity securities and the ADS depositary is terminated for any reason, then the calculation agent will have the option to either (a) replace such ADS with the ADS of another company or (b) replace such ADS with such corresponding foreign equity securities, in each case as described below under “Description of the Notes — Delisting of ADSs or termination of ADS facilities” below. Replacing the original ADS with another security may materially and adversely affect the value of the notes.

We may engage in hedging and trading in any underlying(s) or instrument linked or related to any underlying(s)

While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including trading in the shares of any underlying(s) or instruments linked or related to any underlying(s). Even if there is an active trading market, there may not be enough liquidity to allow the shares of such underlying(s) to trade easily, at which point the value of the notes may be adversely affected.

General Risks Relating to a Reference Exchange Rate

Even though currencies are traded around-the-clock, if a secondary market for the notes develops, the notes may trade only during regular hours in the United States

The interbank market for currencies is a global, around-the-clock market and currency values are quoted 24 hours a day. The hours of trading for the notes, if any, may not conform to the hours during which any relevant currency is traded. To the extent that U.S. markets are closed while the markets for currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets, and thus in the level of the reference exchange rate, that will not be reflected immediately in the market price, if any, of the notes.

The absence of last-sale and other information about the reference currencies may affect the price of the notes

There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rates used to calculate the payment at maturity on the notes, if any. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to investors may make it difficult for investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

In addition, relevant information relating to the originating countries of the reference currencies or the base currency may not be well-known or rapidly or thoroughly reported in the United States. Prospective purchasers of the notes should be aware of the possible lack of availability of important information that can affect the value of the reference currencies and the base currency and must be prepared to make special efforts to obtain that information.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the notes. In addition, we may also invest the proceeds temporarily in short-term securities. The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on payments of coupons on debt instruments.

One or more of our affiliates before and following the issuance of any notes may acquire or dispose of positions relating to any underlying or listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivatives or similar instruments linked or related to, any underlying to hedge our obligations under the notes. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may affect the level of any underlying. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying or the value of the notes, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the maturity of the notes, depending on market conditions and other factors (including the level of any underlying), in connection with hedging certain of the risks associated with the notes, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to, the underlyings. These other hedging activities may occur from time to time before the notes mature and will depend on market conditions and other factors (including the levels of the underlyings). In addition, we or one or more of our affiliates may take positions in other types of financial instruments that may become available in the future. To the extent that we, or one or more of our affiliates, have a hedge position in any underlying(s), the components included in or comprising any underlying(s) or any instruments linked or related to any underlying(s), we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any notes. Depending, among other things, on future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular exchange or market.

In addition, we or one or more of our affiliates may purchase, or otherwise acquire a long or short position in, the notes from time to time and may, in our or its sole discretion, hold, resell, exercise, cancel or retire such offered notes. We or one or more of our affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in, or options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to, any underlying, we or one or more of our affiliates may liquidate all or a portion of those holdings at or about the time of the maturity or early redemption of, or the payment of any interest or coupon(s) on, the notes. Depending, among other things, on future market conditions and other factors, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities described in this section will not be limited to any particular exchange or market and may be influenced by a number of factors. It is possible that we or one or more of our affiliates may receive a profit from such hedging activities, even if the market value of the notes has declined. We are only able to determine profits or losses from any such hedging position when such position is closed out and any offsetting hedging position(s) are taken into account.

The original issue price of the notes will include the commissions paid to CSSU with respect to the notes and the cost of hedging our obligations under the notes. This cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing such hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

We have no reason to believe that our hedging activities, as well as those of our affiliates, will have a material impact on the price of such options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments, or on the value of the notes or the underlyings. However, we cannot guarantee that our hedging activities, as well as those of our affiliates, will not affect such prices or values. We will use the remainder of the proceeds from the sale of the notes for the general corporate purposes described above.

Description of the Notes

This description of the terms of the notes adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the prospectus supplement and prospectus, you should rely on this description. The applicable pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

General

The notes are senior unsecured medium-term notes issued by Credit Suisse, acting through one of its branches, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. We refer generally to each index (“reference index”), exchange-traded fund (“reference fund”), equity security of an issuer (“reference share” and “reference share issuer,” respectively) and currency (a “reference currency”) relative to a base currency (“reference exchange rate”) as an “underlying,” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the notes will be linked will be specified in the applicable pricing supplement. As used in this product supplement, the term “reference shares” includes securities issued through depositary arrangements with respect to foreign underlying securities (“ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the equity securities underlying the ADSs. If the notes are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable product supplement, pricing supplement or other supplement.

The notes will be issued under an indenture dated March 29, 2007, as may be amended or supplemented from time to time, between us and The Bank of New York Mellon, as trustee, and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The notes will not be listed on any securities exchange.

The notes are not deposit liabilities and are not insured or guaranteed by the FDIC or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any amount due on the notes is subject to our ability to meet our obligations as they become due.

The applicable pricing supplement will contain important terms relating to the determination of any payments or deliveries on the notes. These may include: “base currency,” “contingent minimum return,” “downside leverage factor,” “final level,” “initial level,” “knock-out event,” “knock-out level,” “lowest performing underlying,” “maximum return,” “monitoring period,” “observation date(s),” “strike date,” “upside leverage factor,” and “underlying return.”

•	If your notes are linked to the performance of one or more reference exchange rates, we may refer to the underlying return as the “currency return” and the “currency return cap,” respectively, and the initial level and final level as the “initial spot rate” and the “final spot rate,” respectively, in the applicable pricing supplement.

•	If your notes are linked to the performance of a basket, we may refer to the underlying return as the “basket return,” and the initial level and the final level as the “initial basket level” and the “final basket level,” respectively.

Coupons

We will not pay you coupons during the term of the notes.

Early redemption; defeasance

The notes are not subject to redemption at our option or repayment at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under “Description of Debt Securities — Defeasance.”

Maturity date

The maturity date of the notes will be specified in the applicable pricing supplement, or the next succeeding business day if the scheduled maturity date is not a business day, unless the next business day falls in the next calendar month, in which case payment will be made on the first preceding business day. The maturity date is subject to postponement if the final valuation date is postponed for any reason, as described under “— Postponement of calculation dates” below. No coupons or other payment will be payable because of any postponement of the maturity date.

Payment at maturity

Unless previously redeemed, or purchased by us and cancelled, the notes will be redeemed on the maturity date for an amount of cash or by delivery of shares of one or more underlyings, in each case determined as set forth in the applicable pricing supplement.

Certain definitions

The following terms used in this product supplement have the following definitions:

The “basket component weightings” will be specified in the applicable pricing supplement and will be a percentage of a basket applicable to each basket component.

The “base currency” will be specified in the applicable pricing supplement. If a succession event with respect to the base currency has occurred, the base currency may be replaced by another currency. See “Description of the Notes — Succession events.”

A “business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are generally authorized or obligated by law or executive order to close.

A “calculation date” is any trigger observation date, observation date, any valuation date and any other day as specified in the applicable pricing supplement, subject to the provisions described under “— Postponement of calculation dates” below.

The “closing level” of an underlying is:

•	For a reference index, on any trading day for such reference index the level of such reference index determined by the calculation agent at the time at which the index sponsor of such reference index calculates the closing level to be published for such reference index on such trading day, subject to the provisions described under “— Changes to the calculation of a reference index” herein.

•	For a reference fund, on any trading day for such reference fund the last reported sale price for one share of such reference fund, regular way, of the principal trading session on such day on the relevant exchange multiplied by the share adjustment factor for such reference fund, subject to the provisions described under “— Changes to the calculation of a reference fund” herein.

•	For a basket, on any trading day the closing level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

•	For a reference share, on any trading day for such reference share:

o	if such reference share (or such other security) is listed or admitted for trading on a national securities exchange registered under the Exchange Act, the last reported sale price, regular way or, in the case of The Nasdaq Stock Market, the official closing price, of the principal trading session for such reference share (or other security) on such day on such principal securities exchange;

o	if such reference share (or such other security) is not listed or admitted for trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by FINRA (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board for such reference share (or such other security) on such day;

o	if such reference share (or such other security) is issued by a foreign issuer and its closing level cannot be determined as set forth in the two bullet points above, and such reference share is listed or admitted for trading on a foreign securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary foreign securities exchange or market on which such reference share (or such other security) is listed or admitted for trading; or

o	otherwise, if the closing level of the reference share (or such other security) cannot be determined as set forth above, the closing level will be the arithmetic mean of the bid prices for such reference share (or such other security) obtained from as many dealers in such reference share (or such other security), but not exceeding three, as will make such bid prices available to the calculation agent;

in each case, multiplied by the share adjustment factor for such reference share (or such other security).

The “contingent minimum return” will be a percentage specified in the applicable pricing supplement, if applicable.

“Index sponsor” means, with respect to a reference index, the sponsor of such reference index that will publish or have published on its behalf, a level for the reference index.

The method of determining the “initial level” and the “final level” will be specified in the applicable pricing supplement. For example, the initial level might be determined by reference to the lowest level or the average level of the underlying during a specified period. The final level will be subject to the provisions described in “— Postponement of calculation dates” herein.

The “knock-out level” will be a percentage specified in the applicable pricing supplement.

A “knock-out event” will occur if, in the case of closing level monitoring, the closing level of any relevant underlying is equal to or less than its knock-out level on any trading day during the monitoring period or on the valuation date, as applicable, or, in the case of continuous monitoring, if the level of any relevant underlying is equal to or less than its knock-out level at any time on any trading day during the monitoring period or at any time on the valuation date, as applicable.

The applicable pricing supplement may specify a different type of monitoring during the monitoring period for any relevant underlying. In addition, the applicable pricing supplement may specify that a knock-out event will occur with respect to any relevant underlying if the level or closing level, as applicable, only falls below its knock-out level, rather than is equal to or less than its knock-out level on any trading day or at any time during the monitoring period, as applicable.

The “level” of an underlying is:

•	For a basket, at any time during the term of the notes the level of such basket at such time, calculated in accordance with the formula set forth in the applicable pricing supplement and subject to the provisions described under “— Changes to the calculation of a reference index,” and “— Changes to the calculation of a reference fund” herein, as applicable.

•	For any reference index, at any time during the term of the notes the level of such reference index published at such time by the index sponsor of such reference index and subject to the provisions described under “— Postponement of calculation dates” and “— Changes to the calculation of a reference index” herein.

•	For any reference share or reference fund, at any time during the term of the notes the price of one such reference share or one share of such reference fund, respectively, displayed on the relevant exchange for such reference share or reference fund at such time, or if unavailable on that relevant exchange, any other exchange displaying such price, as specified in the applicable pricing supplement, multiplied by the share adjustment factor (as defined below) applicable to such reference share or reference fund at such time and, in the case of a reference share, subject to the provisions described under “— Market Disruption Events,” “— Adjustments — For equity securities of a reference share issuer” and “— Delisting of ADSs or termination of ADS facility” and, in the case of a reference fund, subject to the provisions described under “— Postponement of calculation dates,” “— Changes to the calculation of a reference fund” and “— Adjustments — For a reference fund” below.

An “observation date” will be the date(s) specified in the applicable pricing supplement or, for each underlying, the next succeeding trading day for such underlying if the scheduled observation date is not a trading day for such underlying, subject to the market disruption provisions described under “— Postponement of calculation dates” below.

The “maximum return” is a percentage that will be determined on the pricing date and that will be specified in the applicable pricing supplement. Accordingly, if the applicable pricing supplement specifies a maximum return, the appreciation of the notes will be limited to the maximum return even if the underlying return multiplied by the upside leverage factor, if applicable, is greater than such maximum return.

The “monitoring period” is the period from but excluding the pricing date to and including the final valuation date.

The “pricing date” will be the date set forth in the applicable pricing supplement.

“Related exchange” means, with respect to an underlying, each exchange on which futures or options contracts relating to such underlying or to the applicable index tracked by such underlying, if any (the “tracked index”) are traded.

“Relevant exchange” means:

•	with respect to a reference share or reference fund, the principal U.S. exchange on which such reference share or reference fund is traded. If the Relevant Exchange for any underlying is not a U.S. exchange, the Relevant Exchange for such underlying(s) will be specified in the pricing supplement; and

•	with respect to a reference index, each principal exchange on which component securities included in such reference index are traded.

The “share adjustment factor” is, with respect of a reference share or reference fund, initially equal to 1.0 on the date the notes are priced for initial sale to the public, or the strike date, as applicable, and will be subject to adjustment as described under “— Adjustments” below.

The “spot rate” with respect to a reference exchange rate on any trading day will be the official fixing from the relevant fixing source at the relevant valuation time, expressed as number of units of the base currency per one unit of the reference currency, as reported by Reuters Group PLC (“Reuters”) or by Bloomberg (“Bloomberg”) or any successor source or page on the relevant page, as specified in the applicable pricing supplement, and subject to the provisions described under “— Succession events.” The applicable pricing supplement will specify whether the Reuters or Bloomberg page will be used, the specific Reuters or Bloomberg page to be used, and if so, and the approximate time of the day at which the relevant page will be consulted by the calculation agent to determine the spot rate. If the spot rate for any reference exchange rate on any trading day is not published on such Reuters or Bloomberg page or such other page, then the calculation agent will determine the spot rate for such reference exchange rate on such trading day in good faith and in a commercially reasonable manner, taking into account the latest available quotation for such spot rate and any other information that it deems relevant, as of such trading day.

“Trading day” means:

•	with respect to any reference index, reference fund or reference share, any day that is (or, but for the occurrence of a market disruption event with respect to an underlying, would have been) a day on which trading is generally conducted on the relevant exchange or the related exchanges for such underlying (each as defined herein); and

•	with respect to a reference currency exchange rate, any day on which (a) The City of New York and the principal financial centers for the reference currency and the base currency as specified in the applicable pricing supplement are open for dealings in foreign exchange, (b) banking institutions in The City of New York and such principal financial centers for the reference currency and the base currency are not otherwise authorized or required by law, regulation or executive order to close and, (c) if specified in the applicable pricing supplement, the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET2”) is open.

The method of calculating the “underlying return” will be as specified in the applicable pricing supplement. In addition, the applicable pricing supplement may specify that the notes will be linked to the performance of the lowest performing of two or more underlyings. If applicable, the method of determining the “lowest performing underlying” will be as specified in the applicable pricing supplement.

The “upside leverage factor” will be a number or percentage as specified in the applicable pricing supplement. If applicable, the “downside leverage factor” will be a number or percentage as specified in the applicable pricing supplement.

The “valuation date” will be the date(s) specified in the applicable pricing supplement, or, for each underlying, the next succeeding trading day for such underlying if the valuation date specified in the applicable pricing supplement is not a trading day for such underlying, subject to the market disruption provisions described under “— Postponement of calculation dates” below.

Postponement of calculation dates

General

If the closing level, spot rate or other relevant level(s) for any underlying is to be determined on any calculation date for the notes, but such date is not a trading day, then such level(s) for such underlying will be determined by the calculation agent on the immediately following trading day, unless a market disruption event has occurred or is continuing on any such trading day, in which case the provisions below will apply.

For equity-based underlyings

If the calculation agent determines that a market disruption event has occurred or is continuing with respect to any underlying on any calculation date for which a closing level must be determined, then such calculation date for such underlying will be postponed to the first succeeding trading day for such underlying on which the calculation agent determines that no market disruption event has occurred or is continuing with respect to such underlying, unless the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying on each of the five trading days for such underlying immediately following such scheduled calculation date. In that case, (a) the fifth succeeding trading day for such underlying following such scheduled calculation date will be deemed to be the calculation date for such underlying, notwithstanding any market disruption event, and (b) if such underlying is a:

•	reference index, the calculation agent will determine the closing level for such reference index on that deemed calculation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event with respect to such reference index using exchange-traded prices on the relevant exchanges or, if trading in any component included in the reference index has been materially suspended or materially limited, the calculation agent’s good faith estimate of the prices that would have prevailed on the relevant exchanges but for the suspension or limitation, as of the valuation time on that deemed calculation date, of each component included in such reference index (subject to the provisions described under “— Changes to the calculation of a reference index” herein);

•	reference fund, the calculation agent will determine the closing level for such reference fund on that deemed calculation date using its good faith estimate of the settlement price of such reference fund that would have prevailed on the relevant exchange for such reference fund but for the occurrence of a market disruption event (subject to the provisions described under “— Changes to the calculation of a reference fund” herein);

•	reference share, the calculation agent will determine the closing level for such reference share on that deemed calculation date using its good faith estimate of the settlement price of such reference share that would have prevailed on the relevant exchange for such reference share but for the occurrence of a market disruption event.

Postponement of consecutive calculation dates

If two or more consecutive calculation dates are specified in the applicable pricing supplement and a market disruption event occurs or is continuing with respect to any underlying on any such calculation date (a “disrupted calculation date”) or any such disrupted calculation date is not a trading day for any underlying, then each calculation date for such underlying scheduled to occur on consecutive trading days following any such disrupted calculation date, if any, will be postponed by the corresponding number of trading days or scheduled trading days, as applicable, by which any such disrupted calculation date is postponed.

Underlyings that are not affected by a market disruption event

If the notes are linked to more than one underlying, the calculation date for any underlying that is not affected by a market disruption event will be the scheduled calculation date for such underlying.

Postponement of payment dates and the maturity date

If a calculation date (other than the final valuation date) is postponed with respect to any underlying as a result of a market disruption event, or because the scheduled calculation date is not a trading day for any underlying, to a date on or after any relevant payment date, then such payment date will be postponed to the business day immediately following the latest date to which such calculation date is postponed for any underlying.

If the maturity date is not a business day, the redemption amount payable at maturity will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. If the final valuation date is postponed for any reason provided herein, then the maturity date will be postponed to the fifth business day following the final valuation date as postponed.

Market Disruption Events

With respect to an equity-based reference index, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)	the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of such reference index on the relevant exchange or relevant exchange(s) for those securities for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such relevant exchange or relevant exchange(s);

(b)	a breakdown or failure in the price and trade reporting systems of the relevant exchange or relevant exchange(s) for such reference index as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of such reference index during the last one-half hour period preceding the close of the principal trading session on such relevant exchange or relevant exchange(s) are materially inaccurate;

(c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange during the one-half hour period preceding the close of the principal trading session for such related exchange; or

(d)	a decision to permanently discontinue trading in the relevant futures or options contracts;

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in the components of the equity-based reference index or in any instruments linked or related to the reference index or components of the reference index or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the notes.

For the purpose of determining whether a market disruption event with respect to an equity-based reference index exists at any time, if trading in a security included in that reference index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of that reference index will be based on a comparison of (1) the portion of the level of that reference index attributable to that security relative to (2) the overall level of that reference index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event with respect to a reference index has occurred:

(a)	a limitation on the hours or number of days of trading will not constitute a market disruption event if such limitation results from an announced change in the regular business hours of a relevant exchange or the primary related exchange for such reference index;

(b)	limitations pursuant to the New York Stock Exchange (“NYSE”) Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(c)	a suspension of trading in futures or options contracts related to such reference index by the primary related exchange, if available, by reason of:

•	a price change exceeding limits set by such exchange;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts,

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts linked or related to such reference index; and

(d)	a “suspension, absence or material limitation of trading” on the primary related exchange will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

With respect to a reference fund, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)	the occurrence or existence of a suspension, absence or material limitation of trading in the shares of such reference fund on the relevant exchange for such reference fund for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)	a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference fund, as a result of which the reported trading prices for the shares of such reference fund during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to such reference fund or the applicable index tracked by such reference fund (the “tracked index”), if any, for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or

that in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of such reference fund or in any instrument related to the shares of such reference fund or the tracked index, or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the notes.

For purposes of determining whether a market disruption event with respect to a reference fund has occurred:

(a)	a limitation on the hours or number of days of trading will not constitute a market disruption event if such limitation results from an announced change in the regular business hours of a relevant exchange or the primary related exchange for such underlying;

(b)	limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)	a suspension of trading in futures or options contracts linked or related to such underlying or the applicable tracked index, if any, by the primary related exchange, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts linked or related to such reference fund or the applicable tracked index; and

(d)	a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such reference fund or the applicable tracked index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

With respect to a reference share, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)	the occurrence or existence of a suspension, absence or material limitation of trading of such reference share on the relevant exchange for such reference share for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)	a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference share as a result of which the reported trading prices for such reference share during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange, during the one-half hour period preceding the close of the principal trading session of such related exchange or market; or

(d)	a decision to permanently discontinue trading in such futures or options contracts relating to such reference share;

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in such reference share or any instrument related to such reference share or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the notes.

For the purpose of determining whether a market disruption event with respect to a reference share has occurred:

(a)	a limitation on the hours or number of days of trading will not constitute a market disruption event if such limitation results from an announced change in the regular business hours of the relevant exchange for such reference share or the primary related exchange or market for trading in futures or options contracts related to such reference share;

(b)	limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)	a suspension of trading in futures or options contracts linked or related to such reference share by the primary related exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts,

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts linked or related to such reference share; and

(d)	a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts linked or related to such reference share are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

Changes to the calculation of a reference index

The calculation agent will be solely responsible for the determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If a reference index is (a) not calculated and announced by its index sponsor, but is instead calculated and announced by a successor sponsor that is acceptable to the calculation agent or (b) replaced by a successor index that uses what is, in the sole determination of the calculation agent, the same or a substantially similar formula for, and method of, calculation as used in such reference index, then such successor sponsor (if applicable) will be deemed to be such successor index (if applicable) as so calculated and announced by such successor sponsor, or that successor index, as applicable (such index, a “successor reference index”).

Upon any selection by the calculation agent of a successor reference index, such successor reference index will be substituted for the original underlying for all purposes relating to the notes, and we will, or will cause the calculation agent to, furnish notice thereof to us and the trustee.

If (x) on or prior to a calculation date or other relevant date(s) on which a closing level must be determined the relevant index sponsor, index calculation agent or index creator makes, in the determination of the calculation agent, a material change in the formula for, or method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in such formula or method to maintain such reference index in the event of changes in constituent stocks, capitalization or other routine events) or (y) on any calculation date or other relevant date(s) on which a closing level for an underlying must be determined the index sponsor fails to calculate and announce a closing level for such underlying (including a permanent discontinuance of such underlying where there is no successor underlying as described above), then, in each case, the calculation agent will calculate the closing level using the level of such underlying on the calculation date or relevant date(s) in accordance with the formula for and method of calculating such closing level last in effect immediately prior to that change or failure, but using only those components included in such underlying that were also included in such underlying immediately prior to such change or failure. Notice of such an adjustment to an underlying will be provided to the trustee.

Changes to the calculation of a reference fund

The calculation agent will be solely responsible for the determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If a reference fund is delisted from its relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute such discontinued reference fund with an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to such discontinued reference fund (such exchange-traded fund, a “successor reference fund”). If a reference fund is delisted, liquidated or otherwise terminated and the calculation agent determines that no successor reference fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of such discontinued reference fund by a computation methodology that the calculation agent determines will, as closely as reasonably possible, replicate the performance of such discontinued reference fund. If a successor reference fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will, as closely as reasonably possible, replicate the performance of a discontinued reference fund, that successor reference fund or closing level will be substituted for the discontinued reference fund for all purposes for the notes.

If at any time:

•	the tracked index is changed in any material respect; or

•	a reference fund in any other way modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of such reference fund had those changes or modifications not been made, then, from and after that time, the calculation agent will make such calculations or adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level as if such changes or modifications had not been made, and calculate the closing level with reference to such reference fund, as adjusted.

The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Adjustments

For purposes of adjustments described herein, each non-U.S. dollar value (whether a value of cash, property, securities or otherwise) shall be expressed in U.S. dollars as converted from the relevant currency using the 12:00 noon buying rate in New York certified by the New York Federal Reserve Bank for customs purposes on the date of valuation, or if this rate is unavailable, such rate as the calculation agent may determine.

For a reference fund

The share adjustment factor for a reference fund will initially be set to 1.0 on the pricing date and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor for any events occurring after the close of business on the final valuation date; provided, however, if we deliver shares of one or more underlyings at maturity or upon early redemption, the share adjustment factor will be subject to adjustment up to, and including, the maturity date or early redemption date, as applicable. The required adjustments specified below do not cover all events that could affect the level of any underlying.

No adjustment to the share adjustment factor for a reference fund will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

Share splits and reverse share splits

If the shares of a reference fund are subject to a share split or reverse share split, the share adjustment factor for such reference fund will be adjusted on the effective date of such share split or reverse share split so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund; and

•	the number of shares that a holder of one share of such reference fund before the effective date would have owned or been entitled to receive immediately following the applicable effective date.

Share dividends or distributions

If a reference fund is subject to a share dividend, i.e., an issuance of additional shares of such reference fund that is given ratably to all, or substantially all, holders of shares of such reference fund, then the share adjustment factor for such reference fund will be adjusted on the ex-dividend date for such dividend or distribution so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

•	the prior share adjustment factor for such reference fund; and

•	the number of additional shares issued in the share dividend or distribution with respect to one share of such reference fund before the effective date would have been owned or been entitled to receive immediately following the applicable effective date.

Non-cash distributions

If a reference fund distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference fund to all, or substantially all, holders of shares of such reference fund and the cash value of such distribution as measured on its ex-dividend date is equal to at least 10% of the market capitalization of the reference fund measured as of the close of the relevant exchange on the first trading day for such underlying immediately preceding the ex-dividend date of such distribution (other than (i) share dividends or distributions referred to under “— Share dividends or distributions” above and (ii) cash dividends referred to under “— Extraordinary cash dividends or distributions” below), then the share adjustment factor for such reference fund will be adjusted on the ex-dividend date for such distribution so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund; and

•	a fraction, the numerator of which is the “current market price” of one share of such reference fund and the denominator of which is the “current market price” less the “fair market value” of such distribution.

For purposes of adjustment to a reference fund:

•	The “current market price” means the closing level of one share of the reference fund on the trading day for such reference fund immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor for such reference fund.

•	The “ex-dividend date” with respect to a dividend or other distribution on the reference shares means the first trading day for a reference fund on which transactions in the shares of such reference fund trade on the relevant exchange for such reference fund without the right to receive that dividend or other distribution (whether in the form of due bills or otherwise).

•	The “fair market value” of a distribution on the shares of such reference fund means the value of the property distributed with respect to one share of such reference fund in such distribution as of the ex-dividend date for that distribution. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value of such distribution of property per share of such reference fund will equal the opening level of that distributed property on that ex-dividend date, as determined by the calculation agent.

Extraordinary cash dividends and distributions

A dividend or other distribution consisting exclusively of cash to all, or substantially all, holders of shares of a reference fund (with respect to the reference fund, the “relevant dividend”) will be deemed to be an extraordinary cash dividend if its per share value exceeds 10% of the closing level of such reference fund on the first trading day for such reference fund immediately preceding the ex-dividend date of the relevant dividend, unless otherwise specified in the applicable pricing supplement.

For purposes of this section, an “immediately preceding non-extraordinary cash dividend” means a dividend for which an ex-dividend date has occurred and no adjustment was made to the share adjustment factor as described herein. For the avoidance of doubt, if more than one cash dividend has the same ex-dividend date, then such dividends will be deemed to each be a single dividend and will not be consolidated.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

•	the prior share adjustment factor for such reference fund; and

•	a fraction, the numerator of which is the amount of the extraordinary cash dividend per share of the reference fund and the denominator of which is the closing level of such reference fund on the trading day for such reference fund before the ex-dividend date for such reference fund.

For equity securities of a reference share issuer

The share adjustment factor for a reference share will initially be set to 1.0 on the pricing date and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor for any events occurring after the close of business on the final valuation date. The required adjustments specified below do not cover all events that could affect the level of any underlying.

No adjustment to the share adjustment factor for a reference share will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

For purposes of these adjustments, except as noted below, if the reference shares are ADSs, all adjustments to the share adjustment factor will be made based on the occurrence of the corporate events specified below with respect to the corresponding foreign equity securities of such ADS. For example, if such foreign equity securities are subject to a two-for-one stock split, and assuming the then-prevailing share adjustment factor for the relevant reference shares is equal to 1.0, the share adjustment factor for such reference shares would be adjusted to be equal to 2.0. Further, if the relevant reference shares are ADSs, the term “dividend” used in this section, with respect to such reference shares, will mean, unless otherwise specified in the applicable pricing supplement, the dividend paid to holders of the ADSs, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims, and is entitled to, a reduction in such taxes under an applicable income tax treaty, if available.

If the relevant reference shares are ADSs, no adjustment to the share adjustment factor, including those described below, will be made if (1) holders of such ADSs are not affected by any of the corporate events described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or depositary for such ADSs has already adjusted the number of shares of the corresponding foreign equity securities represented by such ADSs to reflect the corporate event in question. However, to the extent that the number of shares of the corresponding foreign equity securities represented by such ADSs is changed for any other reason, appropriate modifications to the adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Stock splits and reverse stock splits

If the reference shares are subject to a stock split or reverse stock split, the share adjustment factor for such reference shares will be adjusted on the effective date of that stock split or reverse stock split so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares; and

•	the number of shares that a holder of one share of such reference shares before the effective date would have owned or been entitled to receive immediately following the applicable effective date.

Stock dividends or distributions

If the reference shares are subject to a (i) stock dividend (i.e., an issuance of additional shares of such reference shares that is given ratably to all, or substantially all, holders of such reference shares) or (ii) distribution of shares of such reference shares as a result of the triggering of any provision of the corporate charter of the reference share issuer of such reference shares or otherwise, then, once such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted on the ex-dividend date for such dividend or distribution so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares; and

•	the number of additional shares of such reference shares issued in the stock dividend or distribution with respect to one share of such reference shares.

Non-cash dividends or distributions

If the reference share issuer distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference share issuer to all, or substantially all, holders of such reference shares and the cash value of such distribution as measured on its ex-dividend date is equal to at least 10% of the market capitalization of the relevant class of stock of such reference share issuer measured as of the close of the relevant exchange on the first trading day for such reference share immediately preceding the ex-dividend date of such distribution (other than dividends, distributions or issuances referred to under “— Stock splits and reverse stock splits” or “— Stock dividends or distributions” above or “— Extraordinary cash dividends or distributions” or “— Issuance of transferable rights or warrants” below), then the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares; and

•	a fraction, the numerator of which is the current market price of such reference shares and the denominator of which is the current market price less the fair market value of such distribution.

For purposes of these adjustments to the share adjustment factor:

•	The “current market price” means the closing level of one share of such reference share on the trading day for such reference share immediately preceding the ex-dividend date of the dividend or other distribution requiring an adjustment to the share adjustment factor for such reference share.

•	The “ex-dividend date” with respect to a dividend or other distribution on the reference shares, means the first trading day for such reference shares on which such reference shares trade on the relevant exchange for such reference shares without the right to receive that dividend or other distribution (whether in the form of due bills or otherwise).

•	The “fair market value” of a distribution on a reference share means the value of the property distributed in respect of one share of such underlying in such distribution on the ex-dividend date for such distribution. If that distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or, if the applicable underlying is a non-U.S. equity security or an ADS and that distribution consists of property traded on the ex-dividend date on a non-U.S. securities exchange or market, the Fair Market Value will equal the opening price of that distributed property on that ex-dividend date, as determined by the calculation agent.

Notwithstanding the foregoing, a distribution on the reference shares described in clause (a), (d) or (e) of the section entitled “— Reorganization events” or “— Issuance of transferable rights or warrants” below that also would require an adjustment under this section will not cause an adjustment to the share adjustment factor under this “Non-cash dividends or distributions” section and will only be treated as a reorganization event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “— Reorganization events” or will only cause an adjustment pursuant to the section entitled “— Issuance of transferable rights or warrants,” as applicable.

Extraordinary cash dividends or distributions

A dividend or other distribution consisting exclusively of cash to all, or substantially all, holders of a reference share (with respect to the reference share, the “relevant dividend”) will be deemed to be an extraordinary cash dividend if its per share value exceeds 10% of the closing level of such reference share on the first trading day for such reference share immediately preceding the ex-dividend date of the relevant dividend, unless otherwise specified in the applicable pricing supplement.

For purposes of this section, an “immediately preceding non-extraordinary cash dividend” means a dividend for which an ex-dividend date has occurred and no adjustment was made to the share adjustment factor as described herein. For the avoidance of doubt, if more than one cash dividend has the same ex-dividend date, then such dividends will be deemed to each be a single dividend and will not be consolidated.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected reference share will be adjusted so that the new share adjustment factor for such reference share equals the prior share adjustment factor for such reference share plus the product of:

•	the prior share adjustment factor for such reference share; and

•	a fraction, the numerator of which is the amount of the extraordinary cash dividend per share of such reference share and the denominator of which is the closing level of such reference share on the trading day for such reference share before the ex-dividend date for such reference share.

Issuance of transferable rights or warrants

If a reference share issuer issues transferable rights or warrants to all holders of its reference shares to subscribe for or purchase shares of such reference shares, including new or existing rights to purchase shares of such reference shares, at an exercise price that is less than the closing level of one share of such reference shares on both (i) the date the exercise price of such rights or warrants, pursuant to a shareholder’s rights plan or arrangement or otherwise, is determined and (ii) the expiration date of such rights and warrants, and if the expiration date of such rights or warrants precedes the maturity date, then the share adjustment factor for such reference shares will be adjusted on the expiration date so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares; and

•	the number of such reference shares that could be purchased in the market with the cash value of such rights or warrants distributed on one share of such reference shares.

The number of shares of such reference shares that could be purchased in the market will be based on the closing level of such reference shares on the date the new share adjustment factor for such reference shares is determined. The cash value of such rights or warrants, if such rights or warrants are traded on a U.S. national securities exchange or a foreign securities exchange or market, will equal the closing price of such rights or warrants, or, if such rights or warrants are not traded on a U.S. national securities exchange or a foreign securities exchange or market, will be determined by the calculation agent and will equal the average (or “mean”) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new share adjustment factor is determined; provided that if only two such bid prices are available, then the cash value of such rights or warrants will equal the average (or mean) of such bids and if only one such bid is available, then the cash value of such rights or warrants will equal such bid.

Reorganization events

If, prior to the maturity date:

(a)	there occurs any reclassification or change of the reference shares, including, without limitation, as a result of the issuance of tracking stock by the reference share issuer;

(b)	a reference share issuer, or any surviving entity or subsequent surviving entity of such reference share issuer (a “successor entity”), has been subject to a merger, combination or consolidation and is not the surviving entity, or is the surviving entity but all outstanding shares of the reference shares are exchanged for or converted into other property;

(c)	any statutory exchange of the shares of a reference share issuer or any successor entity with another corporation or other entity occurs, other than pursuant to clause (b) above;

(d)	a reference share issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

(e)	a reference share issuer issues to all of its shareholders equity securities of an issuer other than such reference share issuer, other than in a transaction described in clauses (b), (c) or (d) above; or

(f)	a tender or exchange offer or going private transaction is commenced for all the outstanding shares of a reference share issuer and is consummated and completed for all or substantially all of such shares (an event in clauses (a) through (f), a “reorganization event”), then the level on any day for such reference shares will be adjusted as set forth below.

If an event similar to a reorganization event as described above occurs with respect to a reference share, the calculation agent may calculate the corresponding adjustment or series of adjustments to the initial level, the closing level or the level of the reference shares, as applicable, as the calculation agent determines in good faith to be appropriate to account for that reorganization event. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of any such adjustment or the calculation agent’s decision not to make any such adjustment.

If a reorganization event with respect to the reference shares occurs as a result of which the holders of such reference shares receive exchange property, then the level on any day for such reference shares will be determined by reference to the value of the exchange property with respect to each reference share following the effective date for such reorganization event. The value of the exchange property will be calculated as the sum of the values of the components of the exchange property as described below:

•	If the exchange property consists of securities (including, without limitation, securities of the reference share issuer or securities of foreign issuers represented by ADSs) (“exchange-traded securities”), the value of such exchange property will equal the closing price(s) on the primary exchange(s) for such exchange-traded securities.

•	If the exchange property consists of cash, property other than exchange-traded securities or a combination thereof, the calculation agent will value such exchange property as if such exchange property was liquidated on the date holders of such reference shares received such non-cash exchange property upon terms that it deems commercially reasonable, and the value of such exchange property will equal the aggregate cash amount, including both the exchange property consisting of cash and the amount resulting from such valuation of such non-cash exchange property.

“Exchange property,” with respect to any reference shares that are subject to a reorganization event will consist of any shares of such reference shares that continue to be held by the holders of such reference shares, and any securities, cash or any other property distributed to the holders of the reference shares in or as a result of such reorganization event. In the event a reorganization event occurs in which a holder of the reference shares may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash. No coupons will accrue or be payable on any exchange property.

In the event that exchange property consists of securities, those securities will, in turn, be subject to the adjustments and market disruption events described herein, as modified by the calculation agent to take into account the nature and terms of such securities.

In the case of a tender or exchange offer or going private transaction for all of the outstanding reference shares that is consummated and completed for all, or substantially all, of such reference shares and that involves exchange property of a particular type, exchange property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer or going private transaction with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going private transaction).

Succession Events

The calculation agent will be solely responsible for the determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

A “succession event” means the occurrence of either of the following events:

(a)	a reference currency or the base currency is lawfully eliminated and replaced with, converted into, redenominated as, or exchanged for, another currency; or

(b)	any relevant reference currency country or base currency country (each as defined below) divides into two or more countries or economic regions, as applicable, each with a different lawful currency immediately after such event.

We refer to such applicable reference currency or such base currency, as applicable, with respect to which a succession event has occurred as the “former currency.”

On and after the effective date of a succession event, the former currency will be deemed to be replaced with:

(i)	in the case of clause (a) above, the currency that lawfully replaces the former currency, into which the former currency is converted or redenominated, or for which the former currency is exchanged, as applicable, or

(ii)

in the case of clause (b) above, a currency selected by the calculation agent from among the lawful currencies resulting from such division that the calculation agent determines in good faith and in a commercially reasonable manner is most comparable to the former currency, taking into account the latest available quotation for the spot rate of the former currency relative to the base currency or the applicable reference currency relative to the base currency, as applicable, and any other information that it deems relevant.

We refer to the replacement currency determined as described in clause (i) or (ii) above as a “successor currency.”

Upon the occurrence of a succession event:

(x)	if the former currency is a reference currency, the initial spot rate for the successor currency will be equal to (A) the product of the initial spot rate for the former currency and the official conversion rate for the former currency per one unit of successor currency (as publicly announced by the reference currency country) used by the country or economic region the lawful currency of which is such reference currency (a “reference currency country”) to set its official exchange rate for the base currency per one unit of successor currency on the effective date of such succession event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the reference currency country, the product of the spot rate for the successor currency on the effective date of such succession event and a fraction, the numerator of which is the initial spot rate for the former currency and the denominator of which is the spot rate for the former currency on the trading day immediately preceding the effective date of such succession event; or

(y)	if the former currency is the base currency, the initial spot rate for each reference currency will be adjusted to be equal to (A) the product of the initial spot rate for such reference currency immediately prior to such adjustment and the official conversion rate for the successor currency per one unit of former currency (as publicly announced by the base currency country) used by the country or economic region the lawful currency of which is the base currency (the “base currency country”) to set its official exchange rate for such reference currency per one unit of successor currency on the effective date of such succession event or (B) if the official conversion rate referred to in clause (A) immediately above is not publicly announced by the base currency country, the product of the spot rate for such reference currency (determined by reference to the spot rate of such reference currency relative to the successor currency) on the effective date of such succession event and a fraction, the numerator of which is the initial spot rate for such reference currency immediately prior to such adjustment and the denominator of which is the spot rate for such reference currency (determined by reference to the spot rate of such reference currency relative to the former currency) on the trading day immediately preceding the effective date of such succession event.

Upon the occurrence of a succession event, the calculation agent will select in good faith and in a commercially reasonable manner substitute a Reuters or Bloomberg page or such other page for purposes of determining the spot rates of the affected reference currencies.

Notwithstanding the foregoing, if, as a result of a succession event, (1) in the case of a former currency that is a reference currency, the successor currency is the same as the base currency or (2) in the case of a former currency that is the base currency, a reference currency is the same as the successor currency, in lieu of the adjustments described in the preceding paragraphs (x) and (y), the spot rate for the affected reference currency on each trading day occurring on and after the effective date of such succession event will be deemed to be equal to the spot rate for such reference currency on the trading day immediately preceding such effective date.

Delisting of ADSs or Termination of ADS Facility

The calculation agent will be solely responsible for the determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If reference shares that are originally an ADS (the “original reference shares”) are no longer listed or admitted for trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the applicable underlying foreign equity securities and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted for trading or the date of such termination, as applicable (the “change date”), the calculation agent, in its sole discretion, will either (A) determine the successor reference shares (as defined below) to such ADS after the close of the principal trading session on the trading day immediately prior to the change date in accordance with the following paragraph (each successor stock as so determined, the “successor reference shares” and such successor foreign equity security issuer, a “successor foreign reference share issuer”) or (B) select the corresponding foreign equity securities to replace such original reference shares.

The “successor reference shares” with respect to an ADS will be the ADS of a company selected by the calculation agent that is organized, or has its principal executive office located, in the country in which the reference share issuer of such original reference shares was organized or had its principal executive office, and which is then registered to trade on the NYSE or The Nasdaq Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as the original reference shares with respect to such successor reference shares that, in the sole discretion of the calculation agent, are the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that the successor reference shares will not be any ADS that is (or the corresponding foreign equity securities that are) subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the notes with respect to such ADS (a “hedging restriction”); provided further, that if a successor reference shares cannot be identified as set forth above for which a hedging restriction does not exist, such successor reference shares will be selected by the calculation agent and will be the ADS of a company that (i) is organized, or has its principal executive office located in, the country in which the issuer of such original reference shares is organized or had its principal executive office, (ii) is then registered to trade on the NYSE or The Nasdaq Stock Market, (iii) in the sole discretion of the calculation agent is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such original reference shares and (v) is not subject to a hedging restriction. Notwithstanding the foregoing, if the successor reference shares cannot be identified in the country in which the issuer of such original reference shares was organized or had its principal executive office, as set forth above, such successor reference shares will be selected by the calculation agent and will be the equity securities of a company that are then registered to trade on the NYSE or The Nasdaq Stock Market with the same primary SIC Code as such original reference shares that in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility, and which is not subject to a hedging restriction.

Upon the determination by the calculation agent of any successor reference shares pursuant to clause (A) of the first paragraph under “— Delisting of ADSs or termination of ADS facilities,” on and after the change date, all references in this product supplement and the applicable pricing supplement to such “reference shares” will no longer be deemed to refer to the original reference shares and will instead be deemed to refer to any such successor reference shares for all purposes, and all references in this product supplement and the applicable pricing supplement to the “reference share issuer” of such original reference shares will instead be deemed to refer to any such successor reference share issuer. Upon the selection of any successor reference shares by the calculation agent pursuant to clause (A) of the first paragraph under this “— Delisting of ADSs or termination of ADS facilities,” on and after the change date, (i) the initial level for such successor reference shares will be equal to the initial level of the original reference shares, (ii) the closing level for such successor reference shares on any trading day will be the closing level of one share of such successor reference shares on such trading day, multiplied by the share adjustment factor on such trading day, and (iii) the share adjustment factor for such successor reference shares will be an amount as determined by the calculation agent in its sole discretion in good faith as of the change date, taking into account, among other things, the closing level of the original reference shares on the trading day immediately preceding the change date, subject to adjustment for certain corporate events related to such successor reference shares in accordance with “— Adjustments” above.

Following the selection of the successor reference shares, the share adjustment factor for such successor reference shares will be subject to adjustment as described above under “— Adjustments” above.

If any successor reference shares are selected as described in this “— Delisting of ADSs or termination of ADS facilities,” we will, or will cause the calculation agent to, provide written notice to the trustee, to us and to The Depository Trust Company (“DTC”) within 30 business days immediately following the change date of such successor reference share issuer, the successor reference shares and the initial level for such successor reference shares, as well as the original reference shares so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the calculation agent selects the corresponding foreign equity security to replace the reference shares pursuant to clause (B) of the first paragraph under this “— Delisting of ADSs or termination of ADS facilities,” above, the share adjustment factor for such reference shares will thereafter equal the last value of the share adjustment factor for the ADS multiplied by the number of such corresponding foreign equity securities represented by a single share of such ADS, subject to further adjustments as described under “— Adjustments” above. On any trading day, the closing level for such reference shares will be expressed in U.S. dollars, converting the closing level of the corresponding foreign equity securities on such trading day into U.S. dollars using the applicable reference exchange rate as described below.

On any date of determination, the applicable reference exchange rate will be the spot rate of the local currency of the corresponding foreign equity security relative to the U.S. dollar as reported by Reuters (or any successor service) on the relevant page for such rate at approximately the closing time of the relevant exchange for such foreign equity security on such day. However, (1) if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable reference exchange rate on such date will equal an arithmetic average (or mean) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following such date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or, (2) if the calculation agent is unable to obtain three such bid quotations, the arithmetic average (or mean) of such bid quotations obtained from two recognized foreign exchange dealers or (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency in U.S. dollars in the aggregate principal amount of the notes for settlement on the third business day following such date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable reference exchange rate in its sole discretion.

Events of Default and Acceleration

In case an event of default (as defined in the accompanying prospectus) with respect to any notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the notes (had the event of default not occurred) as determined by at least three but not more than five broker-dealers (which may include CSSU or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

We may at any time purchase any notes, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any notes by us or the redemption of any notes, such notes will be cancelled by the trustee.

Book-Entry, Delivery and Form

We will issue the notes in the form of one or more fully-registered global securities, or the global notes, in denominations of $1,000 or integral multiples of $1,000 greater than $1,000 or such other denominations specified in the applicable pricing supplement. We will deposit the notes with, or on behalf of, The Depository Trust

Company, New York, New York, or DTC, as the depositary, and will register the notes in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the notes are represented by the global notes, we will pay the payment at maturity on the notes, if any, to or as directed by DTC as the registered holder of the global notes. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global securities representing book-entry securities, we refer you to “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities — Book-Entry System” in the accompanying prospectus and “Description of Notes — Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

Calculation Agent

The calculation agent is Credit Suisse International, an affiliate of ours. The calculation agent makes all determinations with respect to the notes. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the notes, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors — There may be conflicts of interest.”

Further Issues

Without notice to or the consent of the registered holder(s) of the notes, we may from time to time create and issue further securities ranking pari passu with the notes being offered hereby in all respects. Such further securities will be consolidated and form a single series with the notes being offered hereby and will have the same terms as to status, redemption or otherwise as the notes being offered hereby.

Amendments

We may, without the consent of the registered holder(s) of the notes or the owners of any beneficial interest in the notes, amend the notes to conform their terms to the terms set forth in the applicable offering documents, and the trustee is authorized to enter into any such amendment without any such consent.

Substitution

Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the notes for all purposes under the notes.

Notices

Notices to holders of the notes will be made by customary means.

The Underlyings or Basket

The one or more underlyings or the basket to which the notes are linked will be specified in the applicable pricing supplement. If any underlying or basket component, as applicable, is replaced by a successor underlying or basket component, as applicable, as set forth above, such successor will be substituted for that underlying or basket component, for all purposes relating to the notes.

We will provide summary information in such pricing supplement regarding the businesses of the applicable reference share issuer(s) or the relevant reference fund based on publicly available information. We take no responsibility for the accuracy or completeness of such publicly available information. We do not make any representation that such publicly available documents or any other publicly available information regarding any underlying or reference share issuer is accurate or complete. We are not responsible for any public disclosure of information by any reference share issuer or reference fund, whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of public information or filings of any such reference share issuer or reference fund, or the level(s) of any underlying(s), have or in the future will be publicly disclosed.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to, or filed with, the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. In addition, information provided to, or filed with, the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the underlying(s), the reference share issuer(s) and/or reference fund, as applicable, may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the notes offered thereby and do not relate to any underlying(s) or other securities of any reference share issuer(s) or relevant reference fund, as applicable. We will derive any and all disclosures contained in the relevant pricing supplement regarding the underlying(s), the reference share issuer(s) or relevant reference fund from the publicly available documents described above. In connection with the offering of the notes, we have not, and will not, participate in the preparation of such documents or make any due diligence inquiry with respect to any underlying(s), reference share issuer(s) and/or reference fund. We do not, and will not, make any representation that such publicly available documents are, or any other publicly available information regarding any underlying(s), reference share issuer(s) and/or relevant reference fund is, or will be, accurate or complete. Furthermore, we cannot give you any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of any underlying(s) (and therefore, the final level(s) of such underlying(s)) have or in the future will be publicly disclosed. Subsequent disclosure of any such events or the disclosure of, or failure to disclose, material future events concerning any underlying(s), reference share issuer(s) and/or relevant reference fund could affect the payment at maturity with respect to the notes and, therefore, the trading prices of the notes.

Neither we nor any of our affiliates makes any representation to you regarding the future performance of any underlying(s) or the basket.

We or our affiliates may currently, or from time to time in the future, engage in business with the reference share issuer(s) or relevant reference fund, as applicable, of any underlying(s) of the notes we are offering to you, including extending loans to, making equity investments in or providing advisory services (including merger and acquisition advisory services) to, such reference share issuer(s) or relevant reference fund. In the course of such business, we or our affiliates may acquire non-public information about such underlying(s) or reference share issuer(s) and/or reference fund and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express opinions regarding such underlying(s), reference share issuer(s) or reference fund, as applicable, and these reports or opinions may or may not recommend that investors buy or hold such underlying(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the underlying(s), reference share issuer(s) and/or reference fund that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.

Historical Performance

We will provide historical information on any underlying(s) or the basket in the relevant pricing supplement. You should not misconstrue any historical levels or prices that we may provide in any pricing supplement as an indication of the future performance of any underlying(s) or the basket. Neither we nor any of our affiliates makes any representation to you regarding the future performance of any underlying(s) or the basket.

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes. It applies to you only if you purchase a note for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the notes is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Code. Purchasers of notes at another time or price should consult their tax advisors regarding the U.S. federal tax consequences to them of the ownership and disposition of the notes. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding a note as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a note;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the notes or a partner in such a partnership, you should consult your tax advisor as to the particular U.S. federal tax consequences of holding and disposing of the notes to you.

This discussion does not address the U.S. federal tax consequences of the ownership or disposition of the underlying that you may receive at maturity or otherwise upon retirement or exchange of a note. You should consult your tax advisor regarding the particular U.S. federal tax consequences of the ownership and disposition of the underlying.

We will not attempt to ascertain whether any reference share issuer, reference fund or issuer of shares that underlie a reference index to which the notes relate (collectively, the “Underlying Equity”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any issuer of the Underlying Equity were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange or other disposition of the notes. If a U.S. Holder owns or is deemed to own an equity interest in a PFIC for any taxable year, the U.S. Holder would generally be required to file IRS Form 8621 with its annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the SEC or another governmental authority by the issuers of the Underlying Equity and consult your tax advisor regarding the possible consequences to you if any issuer of Underlying Equity is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax. You should consult your tax advisor about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the notes) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant notes.

Tax Treatment of the Notes

The discussion herein applies to notes that are treated as prepaid financial contracts that are “open transactions” for U.S. federal income tax purposes.

There are no statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the notes described in this product supplement, and the consequences of ownership and disposition of the notes are subject to substantial uncertainty. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment and consequences described below.

Alternative U.S. federal income tax treatments of the notes are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the notes. It is possible, for example, that the notes could be treated as debt instruments issued by us. Under this treatment, “long-term” notes (i.e., notes that mature, after taking into account the last possible date that the notes could be outstanding under their terms, more than one year from the date of their issuance) would generally be subject to Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, regardless of your tax accounting method, (i) in each year that you held the notes you would generally be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the notes, and (ii) any gain on the sale, exchange, redemption or retirement of the notes would be treated as ordinary income. You could also be subject to special reporting requirements if any loss on the notes exceeded certain thresholds. If notes that are not long-term notes were treated as debt instruments, all or a portion of the gain you realize on a sale, exchange, redemption or retirement of the notes could be treated as ordinary income. In addition, the receipt of the shares at maturity or other retirement of a note would generally be treated as a taxable event.

For Non-U.S. Holders, an alternate treatment of a note could cause payments on the note to be subject to U.S. federal withholding tax as well as different information reporting requirements.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Moreover, if there is a change to the notes that results in the notes being treated as reissued for U.S. federal income tax purposes, as discussed below in “Possible Taxable Event,” the treatment of the notes after such an event could differ from their prior treatment.

Except where stated otherwise, the following discussion generally assumes that the stated treatment of the notes is respected and that no deemed retirement and reissuance of the notes has occurred. You should consult your tax advisor regarding the risk that an alternative U.S. federal income tax treatment applies to the notes.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity or Disposition

Subject to the discussion under “—Possible Application of Section 1256 of the Code” below, a U.S. Holder should not be required to recognize income over the term of the notes prior to maturity, other than pursuant to an earlier taxable disposition of the notes.

However, if the payment at maturity becomes fixed (or subject to a fixed minimum amount at least equal to the issue price) prior to maturity, the consequences are not entirely clear. A note might be treated as terminated for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the note. In addition, the timing and character of income you recognize in respect of the note after that time could also be affected. You should consult your tax advisor regarding the treatment of the notes in such an event.

Taxable Disposition of the Notes

Upon a taxable disposition (including a sale, exchange, early redemption or retirement) of a note, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the note. Your tax basis in a note should generally equal the amount you paid to acquire it. Subject to the discussions below under “—Notes Linked to Foreign Currencies,” “—Possible Higher Tax on Securities Linked to ‘Collectibles’, ” “—Possible Application of Section 1260 of the Code” and “—Possible Application of Section 1256 of the Code,” this gain or loss should be long-term capital gain or loss if at the time of the taxable disposition you have held the note for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

If you receive shares (and cash in lieu of any fractional shares) at maturity, subject to the discussion below under “—Possible Application of Section 1260 of the Code,” you should not recognize gain or loss with respect to the shares received.  Instead, you should have an aggregate tax basis in the shares received (including any fractional shares deemed received) equal to your basis in the notes.  With respect to any cash received in lieu of a fractional share, you should recognize capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the portion of your tax basis in the notes that is allocable to the fractional share.

If you receive both cash and shares at maturity, you should recognize gain or loss with respect to the cash received in an amount equal to the difference between the cash and the portion of your basis in the note that is allocated to the cash.  Subject to the discussion below under “—Possible Application of Section 1260 of the Code,” you should not recognize any gain or loss with respect to the shares received, and your basis in the shares should be equal to the portion of your basis in the note that is allocated to the shares.  Although there is no direct authority governing the method by which you should allocate your basis in the note between the cash and shares received, it would be reasonable to allocate them according to their relative fair market values upon receipt.

Your holding period for any shares received should start on the day after receipt.

Notes Linked to Foreign Currencies

Special rules apply to gain or loss recognized on notes linked to one or more foreign currencies (a “foreign currency-linked note”). These rules do not, however, apply to notes denominated or determined by reference to a foreign currency where the underlying property is equity or a commodity. Upon a taxable disposition of a foreign currency-linked note, gain or loss you recognize should be treated as ordinary income or loss pursuant to Section 988 of the Code unless, before the close of the day on which you acquire the note, you make a valid election pursuant to the applicable Treasury regulations under Section 988 to treat such gain or loss as capital gain or loss (a “capital gain election”). It is unclear whether such an election is available for the notes. To make the capital gain election (assuming it is available), you must, in accordance with the detailed procedures set forth in the regulations under Section 988, either (i) clearly identify the note on your books and records on the day you acquire it as being subject to the election and file a prescribed statement verifying the election with your federal income tax return or (ii) obtain “independent verification” of the election. Assuming that you are permitted to, and do, make the election, your gain or loss on the note should be long-term capital gain or loss if at the time of the taxable disposition you have held the note for more than one year, and short-term capital gain or loss otherwise (subject to the discussion below under “—Possible Application of Section 1256 of the Code”). Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

In 2007, the IRS issued a revenue ruling holding that a financial instrument which is issued and redeemed for U.S. dollars, but provides a return determined by reference to a foreign currency and related market interest rates, is treated for U.S. federal income tax purposes as a debt instrument denominated in the foreign currency. While the notes are likely to be distinguishable in meaningful respects from the instrument described in the revenue ruling, future guidance that extends the scope of the revenue ruling could materially and adversely affect the tax consequences of an investment in the notes for U.S. Holders, possibly with retroactive effect.

Possible Higher Tax on Notes Linked to “Collectibles”

Under current law, long-term capital gain recognized on a sale of “collectibles” (which includes, among others, metals) or an ownership interest in certain entities that hold collectibles is generally taxed at the maximum 28% rate applicable to collectibles. It is possible that long-term capital gain from a taxable disposition of certain notes linked to an underlying that is a collectible or is one of certain entities holding collectibles would be subject to the rate applicable to collectibles, instead of the lower long-term capital gain rate. Prospective investors should consult their tax advisors regarding an investment in a note linked to a collectible or to an entity holding collectibles.

Possible Application of Section 1260 of the Code

If a note is linked to an underlying consisting of an interest in one of a specified list of entities, including an exchange-traded fund or other regulated investment company, a real estate investment trust, partnership or PFIC, depending upon the specific terms of the notes it is possible that an investment in a note will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your notes would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” In the case of notes with certain features, such as a payment at maturity based on a leverage factor, the amount of “net underlying long-term capital gain” may be unclear. Unless otherwise established by clear and convincing evidence, the amount of net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your notes, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Unless otherwise indicated in the applicable pricing supplement, due to the lack of governing authority under Section 1260, we do not expect that our counsel will be able to opine as to whether or how these rules will apply to the notes.

If you receive shares at the maturity of a note that is treated as a constructive ownership transaction, you will be treated as disposing of the note at maturity for its fair market value in a taxable transaction for purposes of applying the constructive ownership rules to any gain that would be recognized on such deemed taxable disposition. The amount recognized and treated as ordinary income under this rule should generally give rise to an adjustment to any gain or loss subsequently recognized on a disposition of such shares.

Possible Application of Section 1256 of the Code

A note linked to a foreign currency might also be considered a “foreign currency contract” within the meaning of Section 1256 of the Code if the foreign currency is traded through regulated futures contracts. If a note is considered a “foreign currency contract,” you would be required to mark to market the note for U.S. federal income tax purposes and recognize any gain or loss as if the note had been sold at its fair market value on the last business day of each year it is held. In that case, if the Section 988 election described above were available and validly made, any gain or loss you recognize in respect of the note would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to the period during which you had held the note. It is also possible that notes listed on an exchange, and that reference certain types of underlyings, could be viewed as a Section 1256 contract. You should consult your tax advisor regarding the possible application of Section 1256 of the Code to the notes.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a note, you should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the notes.

As discussed below under “Possible Taxable Event,” under certain circumstances, the notes could be subject to a significant modification and therefore deemed to be terminated and reissued for U.S. federal income tax purposes. In that event, depending on the facts and the time of the deemed reissuance, the reissued notes might be treated in a manner different from their original treatment for U.S. federal income tax purposes. As a result, you might be subject to withholding tax in respect of the reissued notes, or might be required to provide certification of your status as a non-U.S. person in order to avoid being subject to withholding. You should consult your tax advisor regarding the consequences of a significant modification of the notes.

Sale, Exchange or Retirement of the Notes

Subject to the possible application of Section 897 of the Code (see “—FIRPTA” below) and the discussions below under “—Dividend Equivalents under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of amounts you receive on a sale, exchange or retirement of a note, provided that income in respect of the notes is not effectively connected with your conduct of a trade or business in the United States.

Dividend Equivalents under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as exchange-traded funds that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2023, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2023 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the note, i.e., when all material terms have been agreed on, and (ii) the issuance of the note. However, if the time of pricing is more than 14 calendar days before the issuance of the note, the calculation date is the date of the issuance of the note. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the note. As a result, you should acquire such a note only if you are willing to accept the risk that the note is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a note are subject to a “significant modification” (for example, upon an event discussed below under “Possible Taxable Event”), the note generally will be treated as reissued for this purpose at the time of the significant modification, in which case the notes could become Specified ELIs at that time.

If a note is a Specified ELI, withholding in respect of dividend equivalents will, depending on the issuer or applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the note or upon the date of maturity, lapse or other disposition of the note by you, or possibly upon certain other events. Depending on the circumstances, we or the applicable withholding agent may withhold the required amounts from payments on the note, from proceeds of the retirement or other disposition of the note, or from your other cash or property held by us or the withholding agent. If withholding applies, we or the withholding agent intend to withhold at the applicable statutory rate.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a simple contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a complex contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2023 that have a delta of one will be calculated in the same manner as (i) above, using a delta of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, the applicable pricing supplement will generally state the estimated amounts.

Depending on the terms of a note and whether or not it is issued prior to 2023, the pricing supplement may contain additional information relevant to Section 871(m), such as whether the note references a Qualified Index or Qualified Index Security; whether it is a simple contract; the delta and the number of shares multiplied by delta (for a simple contract); and whether the substantial equivalence test is met and the initial hedge (for a complex contract).

Prospective purchasers of the notes should consult their tax advisors regarding the potential application of Section 871(m) to a particular note and whether they are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, it may not be possible for a Non-U.S. Holder to obtain the documentation necessary to support a refund claim under an applicable treaty. Our determination is binding on Non-U.S. Holders and withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to notes linked to U.S. equities and their application to a specific issue of notes may be uncertain. Accordingly, even if we determine that certain notes are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those notes. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to withholding tax or income tax liability under Section 871(m) even if the notes are not Specified ELIs subject to Section 871(m) as a general matter. Non-U.S. Holders should consult their tax advisors regarding the application of Section 871(m) in their particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests in entities that beneficially own significant amounts of United States real property interests (each, a “USRPI”). As discussed above, we will not attempt to ascertain whether any issuer of the Underlying Equity should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If a relevant issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, a note could be treated as a USRPI, in which case any gain from the disposition of the note would generally be subject to U.S. federal income tax and would be required to be reported by the Non-U.S. Holder on a U.S. federal income tax return, generally in the same manner as if the Non-U.S. Holder were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a note that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the relevant issuer's regularly traded class of interests as specified in the applicable Treasury regulations. In the case of securities that are “regularly traded,” a holding of 5% or less of the outstanding securities of that class or series generally should not be subject to the FIRPTA rules. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisors regarding whether their ownership interest in the notes will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in a relevant issuer.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income or gain from the notes are effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. In this event, if you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Possible Taxable Event

A change in the methodology by which a reference index is calculated, a change in the components of a reference index, the designation of a successor index or underlying company, or the designation of a substitute or successor rate or other similar circumstances resulting in a material change to an underlying or to the method by which amounts payable on the notes are calculated could result in a significant modification of the affected notes.

A significant modification would generally result in the notes being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the notes, and your holding period for your notes could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued notes could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the notes after the significant modification.

You should consult your tax advisor regarding the consequences of a significant modification of the notes.

Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the notes.

Fungibility of Subsequent Issuances of the Notes

We may, without the consent of the holders of outstanding notes, issue additional notes with identical terms. Even if they are treated for non-tax purposes as part of the same series as the original notes, these additional notes may be treated as a separate issue for U.S. federal income tax purposes or otherwise be treated differently from the original notes.

U.S. Federal Estate Tax

A note may be subject to U.S. federal estate tax if an individual Non-U.S. Holder, or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), holds the note at the time of the individual’s death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property deemed situated in the United States. Individual Non-U.S. Holders, and the entities mentioned above, should consult their tax advisors regarding the U.S. federal estate tax consequences of an investment in the notes in their particular situation.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. Reportable transactions include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level.

In 2015, the U.S. Treasury Department and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as reportable transactions. The notices apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. While an exercise of the type of discretion that would give rise to such reporting requirements in respect of the notes is not expected, if we, an index sponsor or calculation agent or other person were to exercise discretion under the terms of a note or an index underlying a note and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant notes would be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS. You should consult your tax advisor regarding these rules.

Information Reporting and Backup Withholding

Payments on the notes as well as the proceeds of a sale, exchange or other disposition (including retirement) of the notes may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to interest from U.S. sources and certain dividend equivalents (as defined above) under Section 871(m). While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of notes that provide for U.S.-source interest, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding notes through a non-U.S. intermediary, you should consult your tax advisor regarding the potential application of FATCA to the notes, including the availability of certain refunds or credits.

Notwithstanding anything to the contrary herein or in the applicable pricing supplement, we will not be required to pay any additional amounts with respect to amounts withheld in respect of U.S. federal income taxes.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of investment by any such employee benefit plan, plan or arrangement therein (we refer to each entity enumerated in the foregoing paragraphs (a) – (c) as a “Plan”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (each, a “Non-ERISA Arrangement”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the notes with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the notes.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available by statute or under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the Calculation Agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the notes should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the notes, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of notes and related lending transactions, provided that neither the Issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Each purchaser or holder of the notes, and each fiduciary who causes any entity to purchase or hold the notes, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such notes, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement, or (ii) its purchase, holding and subsequent disposition of such notes shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or violate any provision of Similar Law.

In addition, any purchaser that is a Plan or Non-ERISA Arrangement or that is acquiring the notes on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan or Non-ERISA Arrangement, shall be deemed to represent, in its corporate and its fiduciary capacity, by its purchase, holding, or disposition of the notes that (a) none of Credit Suisse, the Calculation Agent or any of their respective affiliates (collectively, the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any regulation thereunder, or with respect to a Non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding, or disposition of the notes, or as a result of any exercise by us or our affiliates of any rights in connection with the notes, (b) no communication from the Seller has been directed specifically to, or has been based on the particular investment needs of, such purchaser or has formed a primary basis for any investment decision by or on behalf of such purchaser, and (c) it recognizes and agrees that any communication from the Seller to the purchaser with respect to the notes is not intended by the Seller to be investment advice and is rendered in its capacity as a seller of such notes and not a fiduciary to such purchaser.

Each purchaser of a note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the note does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Underwriting (Conflicts of Interest)

We will sell the notes to CSSU and certain other agents that are or may become party to the Distribution Agreement, as amended or supplemented, from time to time (CSSU and such other agents, each an “Agent” and collectively, the “Agents”), acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Each Agent may offer the notes it has purchased as principal to other dealers. Each Agent may sell notes to any dealer at a discount and the discount allowed to any dealer will not be in excess of the discount to be received by each Agent from us. After the initial public offering of any notes, the public offering price, concession and discount of such notes may be changed.

We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the applicable pricing supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Each issue of notes will be a new issue of notes with no established trading market. CSSU intends to make a secondary market in the notes. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may use the offering documents in connection with the offers and sales of notes related to market making transactions by and through our broker-dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the notes and any broker-dealer subsidiary or affiliate that does make a market in the notes may discontinue any market making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the notes. The notes will not be listed on a national securities exchange in the United States or any other country.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

Because CSSU is one of our wholly owned subsidiaries, CSSU has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offering of the notes in which it participates. The net proceeds received from the sale of the notes will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the notes of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the notes to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by CSSU in excess of the principal amount of notes CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing notes in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business. Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

In the United States, the notes may be offered for sale in those jurisdictions where it is lawful to make such offers.

Each Agent has represented and agreed that it will not offer or sell the notes in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the notes, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

No action has been or will be taken by us, CSSU or any dealer that would permit a public offering of the notes or possession or distribution of the offering documents in any jurisdiction other than the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of the offering documents relating to the notes may be made in or from any jurisdiction, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us, CSSU, the Agents or any dealer.

Concurrently with the offering of the notes as described in this product supplement, we may issue other notes from time to time as described in the accompanying prospectus supplement and prospectus.

Notice to Investors

Argentina

This document, and the documents related to the offering of the Notes, have not been submitted to the Argentine Securities Commission (“Comisión Nacional de Valores” or the “CNV” after its acronym in Spanish) for approval. Thus, the CNV has neither approved nor disapproved them, nor has the CNV passed upon or endorsed the merits of any offering or the accuracy or adequacy of such documents. Accordingly, the Notes may not be offered or sold to the public in Argentina, and, therefore, any transaction involving the Notes within Argentina must be done in a manner that does not constitute a public offering or a public distribution of the Notes under Argentine laws. This document does not constitute an offer to sell any of  or an invitation to purchase,  the Notes referred to therein to any prospective purchaser of the Notes in Argentina, nor do they constitute a solicitation of any prospective purchaser of the Notes in Argentina of an offer to buy or invitation to purchase any of the Notes referred to therein, under circumstances in which such offer, invitation or solicitation, as applicable, would be unlawful.

Bahamas

The notes may not be offered or sold in or from within The Bahamas unless the offer or sale is made by a person appropriately licensed or registered to conduct securities business in or from within The Bahamas.

The notes may not be offered or sold to persons or entities deemed resident in The Bahamas pursuant to the Exchange Control Regulations, 1956 of The Bahamas unless the prior approval of the Exchange Control Department of the Central Bank of The Bahamas is obtained.

No distribution of the notes may be made in The Bahamas unless a preliminary prospectus and a prospectus have been filed with the Securities Commission of The Bahamas (the “Securities Commission”) and the Securities Commission has issued a receipt for each document, unless such offering is exempted pursuant to the Securities Industry Regulations, 2012, in which case additional filing and reporting obligations under Bahamian law may be triggered.

Brazil

The notes have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the notes has not been nor will be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the notes in Brazil is not legal without prior registration under Law No. 6,385, of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to the offering of the notes, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the notes is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil. Therefore, each of the Agents has represented, warranted and agreed that it has not offered or sold, and will not offer or sell, the notes in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation of securities in the Brazilian capital markets regulated by Brazilian legislation. Persons wishing to offer or acquire the notes within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

Recipient acknowledges that it has not been solicited through the distribution of the notes and further represents and warrants that it is not buying or selling the notes in connection with an invitation to buy or sell the notes to the public in the Virgin Islands within the meaning of section 25 of the Securities and Investment Business Act, 2010 (“SIBA”). Recipient further represents and warrants: (a) that it is a Qualified Investor as defined in Schedule 4 of SIBA and, to the extent the recipient is a professional investor for the purposes of Schedule 4, it declares that (i) its ordinary business involves, whether for its own account or the account of others, the acquisition or disposal of property of the same kind as the property constituting the Interests, or a substantial part of the property; or (ii) it has net worth in excess of US$1,000,000 or its equivalent in any other currency and that it consents to being treated as a professional investor within the meaning of section 40 of SIBA; or (b) that no document associated with the purchase or sale of the notes (including any prospectus or offering document) has been received by the recipient at an address in the Virgin Islands other than its registered office in the Virgin Islands.

Cayman Islands

Restrictions on the Offer of the Notes

No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the notes unless the issuer is listed on the Cayman Islands Stock Exchange.

Chile

Neither the Issuer nor the notes have been registered with the Comisión para el Mercado Financiero (legal successor of the Superintendencia de Valores y Seguros) pursuant to Law No. 18,045,the Ley de Mercado de Valores, and regulations thereunder, so they may not be offered or sold publicly in Chile. This document does not constitute an offer of, or an invitation to subscribe for or purchase, the notes in the Republic of Chile, other than to individually identified investors pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Colombia

THIS MARKETING MATERIAL DOES NOT CONSTITUTE A PUBLIC OFFER IN THE REPUBLIC OF COLOMBIA. PRODUCTS ARE OFFERED UNDER CIRCUMSTANCES, WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES UNDER APPLICABLE COLOMBIAN SECURITIES LAWS AND REGULATIONS. THE OFFER OF CREDIT SUISSE PRODUCTS AND/OR SERVICES IS ADDRESSED TO LESS THAN ONE HUNDRED SPECIFICALLY IDENTIFIED INVESTORS. CREDIT SUISSE PRODUCTS ARE BEING PROMOTED/MARKETED IN COLOMBIA OR TO COLOMBIAN RESIDENTS IN STRICT COMPLIANCE WITH PART 4 OF DECREE 2555 OF 2010 OF THE GOVERNMENT OF COLOMBIA AND OTHER APPLICABLE RULES AND REGULATIONS RELATED TO THE PROMOTION OF FOREIGN FINANCIAL AND/OR SECURITIES RELATED PRODUCTS OR SERVICES IN COLOMBIA.

UPON PURCHASING THE NOTES, COLOMBIAN ELIGIBLE INVESTORS ACKNOWLEDGE THAT THEY ARE SUBJECT TO COLOMBIAN LAWS AND REGULATIONS (IN PARTICULAR, FOREIGN EXCHANGE, SECURITIES AND TAX REGULATIONS) APPLICABLE TO ANY TRANSACTION OR INVESTMENT CONSUMMATED IN CONNECTION WITH ANY RELEVANT INVESTMENT AND UNDER APPLICABLE REGULATIONS AND FURTHER REPRESENT THAT THEY ARE THE SOLE LIABLE PARTY FOR FULL COMPLIANCE WITH ANY SUCH LAWS AND REGULATIONS. IN ADDITION, ANY COLOMBIAN ELIGIBLE INVESTOR ENSURES THAT CREDIT SUISSE WILL HAVE NO RESPONSIBILITY, LIABILITY OR OBLIGATION IN CONNECTION WITH ANY CONSENT, APPROVAL, FILING, PROCEEDING, AUTHORIZATION OR PERMISSION REQUIRED BY THE INVESTOR TO PURCHASE THE NOTES OR FOR ANY ACTIONS TAKEN OR REQUIRED TO BE TAKEN BY THE INVESTOR IN CONNECTION WITH THE OFFER, SALE, PURCHASE OR DELIVERY OF THE CREDIT SUISSE PRODUCTS AND/OR SERVICES UNDER COLOMBIAN LAW.

ANY SPECIFIC CLAIM OF THE COLOMBIAN CLIENTS IN CONNECTION WITH THE INVESTMENT SHOULD BE RAISED BEFORE CREDIT SUISSE REPRESENTATIVE OFFICE THAT WILL SERVE AS LIAISON BETWEEN THE COLOMBIAN CLIENTS AND CREDIT SUISSE.

Costa Rica

The notes have not been, and will not be, registered for public offering with the Costa Rican Securities Regulator (Superintendencia General de Valores or “SUGEVAL”). Therefore, the notes are not authorized for public offering in Costa Rica and may not be offered, placed, distributed, commercialized and/or negotiated to the public in Costa Rica. Accordingly, the notes shall not be offered or sold to the public in Costa Rica by means of massive communication or general solicitation, nor shall be placed or distributed between more than 50 individual persons or entities.

Documents and other offering materials relating to the offering of the notes, as well as information contained therein, may not be offered publicly in Costa Rica, nor be used in connection with any public offering for subscription or sale of the notes in Costa Rica. Nothing in this document or any other documents, information or communications related to the notes shall be interpreted as containing any offer or invitation to, or solicitation of, any such distribution, placement, sale, purchase or other transfer of the notes in the Costa Rica.

Dominican Republic

“Nothing in this document constitutes a public offering of securities for sale in the Dominican Republic. The notes have not been, and will not be, registered with the Superintendence of the Securities Market of the Dominican Republic (“Superintendencia del Mercado de Valores”), under Dominican Securities Market Law No. 249-17, and the notes may not be publicly offered or sold within the territory of the Dominican Republic.”

Ecuador

(i)	to the extent the notes qualify as securities within the meaning of article 2 of the Stock Market Law (“SML”), the notes cannot be publicly offered, sold or advertised within Ecuadorian territory; and

(ii)	to the extent the notes could also qualify as banking products within the meaning of the Monetary and Financing Code (the “COMF”), it will not offer, sell or advertise the notes in or from Ecuador, as such term is interpreted under the COMF.

Neither this product supplement nor any other documents related to the notes constitute a prospectus in the sense of article 12(3) of the SML and neither this product supplement nor any other documents related to the notes may be publicly distributed or otherwise made publicly available in Ecuador. Credit Suisse has not applied for a listing of the notes on the Stock Market Registry nor in any regulated securities market in Ecuador, and consequently, the information presented in this product supplement does not necessarily comply with the information standards set out in the SML.

El Salvador

THE NOTES HAVE NOT BEEN REGISTERED NOR REVIEWED NOR APPROVED BY THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR (SUPERINTENDENCIA DEL SISTEMA FINANCIERO DE EL SALVADOR), THE SALVADORAN PUBLIC SECURITIES REGISTRY (REGISTRO PÚBLICO BURSÁTIL), NOR THE SALVADORAN STOCK EXCHANGE (BOLSA DE VALORES DE EL SALVADOR, S.A. DE C.V.). ACCORDINGLY, (I) THE NOTES CANNOT BE PUBLICLY OFFERED OR SOLD IN EL SALVADOR; AND (II) THE NOTES AND ITS OFFER ARE NOT SUBJECT TO THE SUPERVISION OF THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR.

Guatemala

A broker-dealer should not be subject to the regulations contained in the Securities Exchange Market Law of the Republic of Guatemala nor should the offering be subject to registration at the Securities Exchange Market Registry of the Republic of Guatemala, as long as:

(a)	The notes are offered to institutional investors of Guatemala (entities supervised and controlled by the Bank Superintendence, Social Security Institute, public or private social security entities and collective investment entities, vehicles or mechanisms), without the intervention of a third party and without using mass market communications media;

(b)	The notes are offered to specific persons or entities, who are less than 35, in total for all the series, in a calendar year.

Honduras

THIS NOTE MAY NOT BE PUBLICLY OFFERED, SOLD OR RESOLD IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS OR TO ANY PERSON DOMICILED IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS UNLESS THE SECURITY ISSUANCE AND ISSUER ARE DULY REGISTERED IN THE PUBLIC REGISTRATION OF THE HONDURAN SECURITIES MARKET (IN SPANISH “EL REGISTRO PÚBLICO DE MERCADO DE VALORES”) OF THE NATIONAL BANKING AND INSURANCE COMMISSION (IN SPANISH “COMISIÓN NACIONAL DE BANCOS Y SEGUROS”) IN ACCORDANCE WITH THE HONDURAN SECURITIES MARKET LAW, LEGISLATIVE DECREE NO. 8-2001 (IN SPANISH “LEY DE MERCADO DE VALORES”).

Israel

THIS OFFERING MEMORANDUM AND SHARES OFFERED BY THIS OFFERING MEMORANDUM HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL AND SHARES MAY BE OFFERED IN ISRAEL ONLY TO INVESTORS OF THE CATEGORIES LISTED IN THE FIRST SUPPLEMENT TO SECURITIES LAW, AS AMENDED (“SOPHISTICATED INVESTORS”) AND WHO IN EACH CASE HAVE PROVIDED WRITTEN CONFIRMATION THAT THEY QUALIFY AS SOPHISTICATED INVESTORS, AND THAT THEY ARE AWARE OF THE CONSEQUENCES OF SUCH DESIGNATION AND AGREE THERETO; IN ALL CASES UNDER CIRCUMSTANCES THAT WILL FALL WITHIN THE PRIVATE PLACEMENT OR OTHER EXEMPTIONS OF THE ISRAELI SECURITIES LAW OF 1968 (THE “SECURITIES LAW”) AND THE JOINT INVESTMENT IN TRUST LAW OF 1994 (THE “JOINT INVESTMENT TRUSTS LAW”), AS AMENDED AND ANY APPLICABLE GUIDELINES, PUBLICATION OR RULINGS ISSUED FROM TIME TO TIME BY THE ISRAEL SECURITIES AUTHORITY. THIS OFFERING MEMORANDUM IS INTENDED ONLY TO SOPHISTICATED INVESTORS. ANY SUCH INVESTOR WHO PURCHASES SHARES IS PURCHASING SUCH SHARES FOR ITS OWN BENEFIT AND ACCOUNT AND NOT WITH THE AIM OR INTENTION OF DISTRIBUTING OR OFFERING SUCH SHARES TO OTHER PARTIES. AS A PREREQUISITE TO THE RECEIPT OF A COPY OF THIS OFFERING MEMORANDUM OR MAKING AN INVESTMENT A RECIPIENT MAY BE REQUIRED TO PROVIDE CONFIRMATION THAT IT IS A SOPHISTICATED INVESTOR PURCHASING SHARES FOR ITS OWN ACCOUNT. THE OFFERING MEMORANDUM MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSE, NOR BE FURNISHED TO ANY OTHER PERSON OTHER THAN THOSE SOPHISTICATED INVESTORS TO WHOM COPIES HAVE BEEN SENT.

NOTHING IN THIS OFFERING MEMORANDUM SHOULD BE CONSIDERED INVESTMENT ADVICE OR INVESTMENT MARKETING AS DEFINED IN THE REGULATION OF INVESTMENT ADVICE, INVESTMENT MARKETING AND PORTFOLIO MANAGEMENT LAW OF 1995 (THE “ADVICE LAW”). NEITHER THE ISSUER OR ANY AFFILIATE THEREOF IS SUBJECT TO THE ADVICE LAW, AND FOR THE AVOIDANCE OF DOUBT, NEITHER THE ISSUER NOR ANY AFFILIATE THEREOF HOLDS A LICENSE UNDER THE ADVICE LAW NOR DOES IT CARRY INSURANCE THEREUNDER. INVESTORS ARE ENCOURAGED TO SEEK COMPETENT INVESTMENT ADVICE FROM A LOCALLY LICENSED INVESTMENT ADVISOR OR ANY OTHER TAX, LEGAL, FINANCIAL OR OTHER ADVICE PRIOR TO MAKING THE INVESTMENT WHICH SHALL BE MADE IN ACCORDANCE WITH THE INVESTORS OWN UNDERSTANDING AND DISCRETION.

Mexico

The notes have not been, and will not be, registered with the National Securities Registry, maintained by the Mexican National Banking and Securities Commission, and may not be offered or sold publicly in Mexico. The notes may be sold privately to Mexican institutional and qualified investors, pursuant to the private placement exemption set forth in Article 7 of the Mexican Securities Market Law.

Nicaragua

This offer/document is not addressed to the Nicaraguan market or to any person domiciled in the Republic of Nicaragua.

Panama

The notes, its offer, sale or any transaction thereof have not been and will not be registered under the Panamanian Securities Law (Law-Decree N° 1 of July 8, 1999 as amended from time to time, the “Panamanian Securities Law”) or with the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) in reliance upon an exemption therefrom, since all invitations to subscribe for or purchase them shall be made on a “private basis” or in “transactions exempted” (as both terms are defined by said Law-Decree) from the registration requirements under the same. Therefore this document has not been passed through the screening of and will not be subject to the supervision by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission). Any representation to the contrary is unlawful. Every investor of the notes must have knowledge and experience or must get professional advice in financial, tax and business matters when evaluating the risks and merits of investing in the notes.

The offering and transferability of the notes is restricted and there will be no public market for them.

Investors may not act, in regard to the notes, in any manner that would be characterized as a public offering (“Oferta Pública”), as defined under the Panamanian Securities Law, triggering registration or license requirements.

Investors must consult with their own local legal counsel regarding the legal requirements to avoid trespassing the thresholds of a “private placement” as defined by the Panamanian Securities Law.

In any case, the holder of any notes must agree: (i) not to make an offer to resell said notes to more than twenty five (25) persons (either individuals or companies); (ii) not to sell the same to more than ten (10) persons (either individuals or companies) within a year, in the Republic of Panama or to persons domiciled in Panama; and (iii) not to offer or sell the notes through public communication media or in a fashion that may be considered by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) as public or as being actively or publicly offering or requesting purchase or sale order.

Peru

The notes will not be subject to a public offering in the Republic of Peru. Therefore, this document and other offering materials relating to the offer of the notes have not been, and will not be, registered with the Peruvian Superintendence of the Securities Market (Superintendencia del Mercado de Valores) (“SMV”). This document and other offering materials relating to the offer of the notes are being supplied only to those Peruvian institutional investors who have expressly requested it. They are strictly confidential and may not be distributed to any person or entity other than the recipients thereof. Each Pension Fund should determine the eligibility of the securities based on its own analysis of this document and the other offering materials related to the offer. In case the securities comply with the regulatory requirements and thus are considered eligible, such decision should be recorded on the “Eligibility Registry” managed by each Pension Fund, as required by Peruvian law. Other institutional investors, as defined by Peruvian legislation, must rely on their own examination of the Issuer and the terms of the offering of the notes to determine their ability to invest in them. Accordingly, the notes may not be offered or sold in the Republic of Peru except in compliance with the securities law and regulations of the Republic of Peru. This notice is for informative purposes only and it does not constitute a public or private offering of any kind.

Trinidad & Tobago

Restrictions on Transfer

No noteholder may distribute or offer to sell any notes to a Trinidad and Tobago resident without the prior written consent of the Trustee. The Trustee shall not give its consent to a noteholder to distribute or offer to sell a note to a Trinidad and Tobago resident:

(a)	if such distribution or offer for sale would result in the Issuer and/or the Trustee having to comply with any provisions of the Securities Act, 2012 of the laws of Trinidad and Tobago; and

(b)	unless such consent is made conditional upon the noteholder ensuring that each purchaser of the notes enters into a direct covenant with the Issuer and the Trustee not to distribute or offer to sell any notes without their prior written consent.

Uruguay

The notes are not and will not be registered with the Central Bank of Uruguay. The notes are not and will not be offered publicly in or from Uruguay and are not and will not be traded on any Uruguayan stock exchange. This offer has not been and will not be announced to the public and offering materials will not be made available to the general public except in circumstances which do not constitute a public offering of securities in Uruguay, in compliance with the requirements of the Uruguayan Securities Market Law (Law Nº 18.627 and Decree 322/011). The notes will be offered in or from Uruguay only on a private placement basis. Public advertising of this offering is and will be avoided.

Credit Suisse AG